UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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maximus

2024 Proxy Statement

Notice of Annual Meeting of Shareholders to be held March 12, 2024

January 24, 2024
Dear Fellow Shareholders,
This 2023 fiscal year demonstrated the resilience and stability of Maximus’ business model and our ability to execute against our strategic objectives, evidenced by the solid year-end results delivered by the Maximus leadership team and employees across the organization.
Refining our Strategic Priorities
Each year, we work closely with the management team to advance Maximus’ strategic plan. With leadership, the Board has been focused on refining the Company’s strategic pillars to ensure our priorities align with the priorities of our customers. This includes greater emphasis on cybersecurity and AI oversight, investments in technology-driven solutions to support our government customers responding to mission needs, and continued focus on improving the customer experience and delivering on our government customers' imperative to advance equitable access to critical benefits.
Delivering on our Commitments
We are pleased with the management team’s progress on restructuring and optimizing our Outside the U.S. portfolio and will continue to work with the management team to shape our portfolio in a manner that reduces volatility and broadens our capabilities. As demonstrated by our year-end results, the stable core of our business and essential role in government program delivery will continue to enable Maximus to deliver for our partners, customers, and shareholders.

Ongoing Board Refreshment
Our board represents a diverse set of skills and experiences across technology modernization, government citizen services, cybersecurity and data privacy, federal government contracting, and sustainability necessary to advance the Company’s strategy in alignment with the growth opportunities. In addition to regular board assessments, we also review committee compositions annually and have refreshed the committee assignments, effective January 1, 2024. While we considered our committees to be operating effectively, the committee changes demonstrate our continued commitment to being a strategic asset board. We believe rotations such as this help ensure our Board is well-rounded and fosters continued high performance.
Shareholder Engagement and Responsiveness
Shareholder engagement remains a top priority for Maximus, which was particularly evident in the round of governance meetings our Vice Chair, Anne Altman, and I had the honor of joining in Fall 2023. Topics for these sessions, which were held with many of our top 20 shareholders, included our approach to executive compensation, governance over cybersecurity, human capital management, including diversity, equity, and inclusion ("DE&I") and employee engagement, and our capital allocation strategy.

In response to a majority supported shareholder proposal at our 2022 Annual Meeting, Maximus engaged a third party to conduct a racial equity audit to examine our practices and how they may impact racial equity across internal talent management practices and in the communities we serve. The key findings, available on Maximus’ corporate website, highlight the significant action Maximus has taken in recent years to build and support a diverse and inclusive workforce and outlined several recommendations to continue building upon our strong foundation. The Board is committed to staying the course and will continue to learn, collect and review data, and, most importantly, listen to our employees, who are at the core of our growth strategy.
On behalf of the full Board, I thank you for your continued investment in Maximus. Your vote is important and we encourage you to support our voting recommendations contained in this proxy statement. We also welcome you sharing your perspectives and priorities with us throughout the year as part of the ongoing dialogue as we continue to execute on our strategic initiatives designed to build shareholder value.
Sincerely,
John J. Haley
Chair of the Board

January 24, 2024
Dear Maximus Shareholders,
As we observe the growing complexity of challenges facing our clients, I am extremely proud of teams across Maximus that continued to demonstrate our proven capacity to deliver technology and services at scale in support of our mission of moving people, technology and governments forward. We are committed to the customers and communities we serve, which is at the core of our shareholder value creation strategy designed to define a better tomorrow as we help millions of people access the vital government services they need.
Healthy Core Business Endures in 2023 and Beyond
Our role as a leading strategic partner to governments across the globe means we can do incredible things in times of unprecedented need. During the COVID-19 pandemic, our government clients pivoted to providing immediate and temporary support to their citizens, meaning our results during this period were reflective of our vital role. Simultaneously, we completed several strategic acquisitions to bring us new organic growth platforms and support success for the future.
The conclusion of fiscal year 2023 reflected our enduring core business in a healthy state, with strong organic growth contributions from our U.S. Federal Services and U.S. Services segments. Full-year organic revenue growth was 7.1%, signed contract awards for the year was $6.1 billion, and contract backlog was a record $20.7 billion. U.S. Federal Services now accounts for two-thirds of our backlog — a significant shift from less than half of our backlog just two years ago. We are also reshaping our smallest segment, Outside of the U.S., to reduce volatility and deliver consistent profitability. Across the entire portfolio, we are confident in the essential nature of the services we provide to reduce volatility in our performance. In line with our commitment to grow the dividend with earnings over time and disciplined capital deployment, we increased our quarterly cash dividend to $0.30 per share starting in November 2023.

7.1%	$6.1B	$20.7B
Full-year organic revenue growth	Signed contract awards for the year	Contract backlog was a record

Business Strategy Reflects Evolving Customer Needs
As part of our continued efforts to build shareholder value, we remain focused on executing against our three strategic pillars designed to support our growth within an addressable market of $150 billion in annual government spending:

Technology Modernization	Future of Health	Customer Services, Digitally Enabled

With a strong pipeline of Federal agency IT modernization requirements, we have refined our strategic priorities to include a greater emphasis on cybersecurity and deepened our capabilities in Cloud-Enabled Services, Data Management, and Hyperautomation.	We are investing in technology-driven solutions, including care navigation, tele-assessments and independent quality assurance, to support our government customers in their response to growing trends of inequitable access to care and increasing needs for long-term services and supports against a backdrop of rising costs.	We saw incredible success of our award-winning mobile applications and program-specific portals in their ability to eliminate barriers, improve customer experience and advance equitable access to critical benefits such as Medicaid for tens of millions of Americans.

Talent Strategy Empowers Our Growth
Our employees are central to our continued success. We remain focused on providing an engaging and supportive work environment where our employees thrive and feel empowered to contribute their diverse perspectives and experiences to fuel innovative solutions for our clients and communities we serve.
This past year, 76% of employees who participated in our independently conducted employee engagement survey stated that they would recommend Maximus as a great place to work. We are proud of that result, but remain focused on continuing to elevate our employee care standard and providing opportunities for our employee development and growth. Evidence of this commitment is found in the investments we continued to make in fiscal year 2023, including a 5% increase in median wages for U.S. hourly employees, a 35% reduction in medical deductibles compared to fiscal year 2022 for our HSA plan, and the addition of a PPO plan to our health care options.
We are pleased with the results delivered by our refreshed strategy and feel confident in the continued success of Maximus as our talented teams advance technology-driven solutions that foster equitable access and eliminate barriers to government services, particularly for the most vulnerable communities around the world each day.
Sincerely,
Bruce L. Caswell
Chief Executive Officer and President

Notice of Annual Meeting
of Shareholders
The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Maximus, Inc. (“Maximus” or the “Company”) will be conducted online through a live webcast.
Meeting Details

Date March 12, 2024	Time 11:00 a.m. ET	Location www.virtualshareholdermeeting.com/MMS2024

Voting Matters

1	The election of eight Directors nominated by the Board of Directors of the Company to serve until the 2025 Annual Meeting of Shareholders.
2	The ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for our 2024 fiscal year.
3	An advisory vote to approve the compensation of the named executive officers.
4	A shareholder proposal regarding the commission of a third party assessment on the Company's commitment to freedom of association and collective bargaining rights.
The meeting will also include the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Record Date
Shareholders of record at the close of business on January 12, 2024, will be entitled to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting.
Attendance
All shareholders are invited to attend the virtual meeting. In order to attend the virtual Annual Meeting, go to virtualshareholdermeeting.com/MMS2024 and enter the control number found on your proxy card, voting instruction form, or notice you previously received. If you are not eligible to participate in the meeting, you may listen to a webcast of the meeting by visiting virtualshareholdermeeting.com/MMS2024 and logging on as a guest. Guests will not be able to ask questions or vote at the meeting.

The Board of Directors of Maximus (“Board of Directors” or “Board”) is making this proxy statement, our Annual Report on Form 10-K for fiscal year 2023, and a form of proxy available to you in connection with the solicitation of proxies by the Board for use at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Under Securities and Exchange Commission (“SEC”) rules, we have elected to furnish our proxy materials to shareholders over the Internet. We believe this will allow us to provide shareholders with the information they need while at the same time conserving natural resources and lowering the cost of printing and delivery. On or about January 24, 2024, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2024 proxy statement and 2023 annual report. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.
By Order of the Board of Directors
John T. Martinez
Chief Legal Officer and Secretary
This proxy statement is dated January 24, 2024 and is first being furnished to shareholders on or about January 24, 2024.

Moving People Forward
We’ve experienced just how interconnected ― and easily disrupted ― our world can be. Through it all, Maximus rises to the challenge of making vital services available to the public and supporting the mission of our customers. We apply our deep operational expertise, technology innovation, and digitally enabled customer engagement in new ways ― and often at remarkable speed. We challenge assumptions, develop solutions, and are sought out by governments to solve complex problems.
But ultimately, what we do is improve people’s lives. And that is a testament to the ingenuity, commitment, and compassion everyone brings to their role at Maximus and the dedication they have to their program’s mission.
•We are connectors. We are the bridge between people and services. Championing our customers’ mission to deliver results for every person requesting services. We believe in closing the gaps between those who offer support and those who need it.
•We are innovators. We believe in the promise of technology and data to drive insights that make our services more customer-centric and impactful. Applying leading technologies to human problems with empathy and insight, we uncover opportunities to change lives.
•We are problem solvers. We partner with our customers to advance their critical missions. Applying deep domain expertise and enabling technologies, we transform and modernize government programs, making them more responsive, flexible, and secure.
Our values
As we look to the possibilities and challenges of the future, we also look inward to assess and strengthen those qualities that make Maximus unique. Research, discussions, and surveys conducted across all of Maximus confirmed what we’ve long believed. At Maximus, we share an authentic desire to do something meaningful to help others succeed. This is the Maximus culture and the bedrock of our brand identity and values. It’s who we are.

Respect	Compassion	Innovation

Accountability	Collaboration	Customer Focus

FY23 Global Employee Engagement Survey
The 2023 Global Employee Engagement Survey (GEES) highlights our employees' positive perception of their roles and of the company. At Maximus, we proudly acknowledge our employees as the cornerstone of our success. Their commitment and dedication are the lifeblood that propels our mission forward, driving innovation in technology, healthcare, and government services. Our pledge is to offer an environment that not only encourages engagement but also fosters the enrichment and personal growth of every individual in our organization.

76% Engagement Index +3% vs 2022
Average percent favorable score of:
•I am proud to work at the Company.
•I feel a sense of belonging at the Company.
•I feel motivated at work.
•I would recommend the Company to others as a great place to work.
•I intend to stay with the Company for at least another 12 months.

78% DEI Index +2% vs 2022
Average percent favorable score of:
•Where I work, I feel heard when I speak or share.
•I am satisfied with actions leadership has taken to build a diverse and inclusive work environment.
•People are treated fairly at the Company regardless of differences in race, ethnicity, gender, age, religion, sexual orientation, etc.
•My manager respects and actively encourages diversity, equity, inclusion within our team.

+20 eNPS +9 vs 2022
Employee Net Promoter Score (eNPS) is calculated by subtracting the percentage of Detractors (27% respondents selecting a score of 0-6) from the percentage of Promoters (47% respondents selecting a score of 9-10) to the question:
•How likely is it that you would recommend the Company to a friend or colleague?

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.
Meeting Details

Date March 12th, 2024	Time 11:00 A.M. EDT	Location www.virtualshareholdermeeting.com/MMS2024

Ways to Vote Your vote is important. Whether or not you plan to attend, we encourage you to vote promptly. There are several ways that you can cast your ballot:	Via the Internet Go to proxyvote.com	In Person/Virtually Attend the virtual Annual Meeting

	By Telephone (+1) 800-586-1548 (toll-free) (+1) 303-562-9288 (international)	By Mail Sign, date, and return your proxy card in the enclosed envelope

Voting Recommendations

Proposal		Board's Voting Recommendation	Page Reference

1	The election of eight Directors nominated by the Board of Directors of the Company to serve until the 2025 Annual Meeting of Shareholders.	FOR each nominee	20
2	The ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for our 2024 fiscal year.	FOR	31
3	An advisory vote to approve the compensation of the named executive officers.	FOR	76
4	A shareholder proposal regarding the commission of a third party assessment on the Company's commitment to freedom of association and collective bargaining rights.	AGAINST	79

MAXIMUS 2024 PROXY STATEMENT	1

PROXY SUMMARY	Table of Contents
Fiscal Year 2023 Company Highlights

39,600+	9	McLean
Employees worldwide	Countries we serve[1]	Headquarters are located in McLean, Virginia

$4,905M
FY23 Revenue

■ U.S. Services ■ U.S. Federal Services ■ Outside the U.S.	■ Program Operations ■ Clinical Services ■ Employment & Other ■ Technology Solutions

5.9%	8.0%	$3.83	$224M
Increase in revenue from $4.63B in fiscal year 2022	Adjusted operating margin[2]	Adjusted diluted earnings per share[2]	Free cash flow[2]

1.As of September 30, 2023, we operated in nine countries. In Q1 fiscal year 2024, we divested a portion of our workforce services in the Outside the U.S. segment. As a result of the divestiture, we now operate in seven countries.
2.Adjusted earnings metrics and free cash flow are non-GAAP terms. A summary of our use of non-GAAP numbers as well as a description of how we calculate them, may be found in Item 7 of our Annual Report on Form 10-K for the year ended September 30, 2023, and filed with the SEC on November 16, 2023.

2	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROXY SUMMARY
Strategy for Growth
Today’s rapidly changing world demands that governments have the capacity and flexibility to respond to the growing expectations of the people they serve. Maximus makes it easier for people to access public services more easily and equitably. As a leader in the ability to translate health and human services public policy into outcomes-based operating models, we provide transformative technology services, digitally enabled customer experiences, and clinical health services that change lives.
The three pillars of our strategy are supported by significant and growing addressable markets, the capabilities we bring to our mission of “moving people forward,” and our ability to deliver on customer priorities with differentiation and sustainable competitive advantage. With the relentless pace of technology, what was considered cutting edge two years ago is becoming table stakes. As the market moves, we are investing in anticipation of evolving customer needs.

Technology Modernization	Future of Health	Customer Services, Digitally Enabled

•Modernizing programs and legacy technology systems to be agile enough to meet the needs of a rapidly changing world can be hard. We make that easier by offering more options for modernizing programs – aligning solutions around the unique circumstances of each program.

•We use innovative techniques and proven technologies and analytics to meet individuals on their own terms.
•We automate complex processes and empower health professionals with timely, actionable data – enabling them to focus on individuals while responding to community needs at scale.

•Success in improving equitable access to critical benefits.
•Apply advances in business intelligence, predictive analytics, process transformation, and emerging technologies to unlock the full potential of an agency’s mission. Proactively detect and resolve barriers when target populations are under-served.

MAXIMUS 2024 PROXY STATEMENT	3

PROXY SUMMARY	Table of Contents
Board of Directors
The Nominating and Governance Committee leads the Board in an annual self-evaluation process that assesses the performance of the Board as a whole, the committees of the Board, and the individual directors. In fiscal year 2023, the process resulted in a reassessment of our committee structure, changing some of the members of each committee and distributing roles to ensure Directors are not over or under committed. The first table below depicts the legacy committee composition, while the second shows the new committee composition effective January 1, 2024.

Name	Age	Director Since	Audit	Nominating & Governance	Compensation & Human Resources	Technology Committee

Anne K. Altman	64	2016			ò
Bruce L. Caswell	58	2018
John J. Haley	74	2020		ò		ò
Jan D. Madsen	60	2020	ò	ò
Richard A. Montoni	72	2006				ò
Gayathri Rajan	56	2016				ò
Raymond B. Ruddy	80	2004			ò	ò
Michael J. Warren	56	2019	ò	ò	ò	ò

			Effective January 1, 2024
Name	Age	Director Since	Audit	Nominating & Governance	Compensation & Human Resources	Technology Committee

Anne K. Altman	64	2016			ò
Bruce L. Caswell	58	2018
John J. Haley	74	2020		ò
Jan D. Madsen	60	2020				ò
Richard A. Montoni	72	2006	ò
Gayathri Rajan	56	2016		ò		ò
Raymond B. Ruddy	80	2004	ò	ò
Michael J. Warren	56	2019			ò	ò

- Committee Chair;	ò	- Committee Member

4	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROXY SUMMARY
Board Composition
As a global company whose employees, customers, and stakeholders are diverse, as well as being a company with impactful hiring programs for diverse populations including people with disabilities and veterans, we have strong cultural, financial, and reputational reasons to seek a wide range of diverse attributes and skills when looking for Board members. Our diversity programs, as well as our Board recruiting practices, include all protected classes such as race/ethnicity, color, religion, sex (including pregnancy, gender and gender identity and sexual orientation), national origin, age, disability, and veteran status. We are pleased that our efforts to embed best in class diversity, equity, and inclusion ("DE&I") practices into our recruiting at all levels has resulted in a diverse Board, 50% of whom self-identify as a woman and/or a person of color.
Diversity

Director Tenure

ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò
10+ years								5 - 9 years								0 - 4 years

Director Age

ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò
80's								70's

ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò
60's								50's

MAXIMUS 2024 PROXY STATEMENT	5

PROXY SUMMARY	Table of Contents
Our Leadership
Our executive officers and their respective ages and positions as of the date of this proxy statement are as follows:

Name	Age	Position

Bruce L. Caswell	58	Chief Executive Officer, President and Director
David W. Mutryn	42	Chief Financial Officer and Treasurer
Ilene R. Baylinson	67	General Manager, U.S. Services
Teresa A. Weipert	69	General Manager, U.S. Federal Services
Michelle F. Link	49	Chief Human Resources Officer
John T. Martinez	51	Chief Legal Officer and Corporate Secretary
The following information sets forth biographical information for the past five years of the executive officers. Such information with respect to Bruce L. Caswell, our Chief Executive Officer and President, is set forth below in the “Proposal 1 - Election of Directors” section.
David W. Mutryn assumed the role of Chief Financial Officer effective December 1, 2021. Mr. Mutryn joined Maximus in 2016 as Global Corporate Controller and transitioned to Senior Vice President of Finance in 2020. Prior to Maximus, Mr. Mutryn was Vice President of Finance at CSRA, Inc. and held numerous financial leadership positions at SRA International, Inc.
Ilene R. Baylinson has served as the General Manager of our U.S. Services Segment since 2020. She previously served as the General Manager of the U.S. Health Segment from 2015 to 2020. Ms. Baylinson joined Maximus in 1991.
Teresa A. Weipert joined Maximus in April 2021 as U.S. Federal Services Segment General Manager. Ms. Weipert previously served as the Vice President and Service Delivery Leader at IBM from 2018 to 2021, leading its Healthcare, Life Sciences, and SLED Public Markets. Her previous leadership experience includes executive roles at top companies such as Accenture, Sutherland Global Services, and Unisys.
Michelle F. Link joined Maximus in March 2020 as Chief Human Resources Officer. From 2018 to 2020 she served as the Executive Vice President of Human Resources for ADS, Inc. Before that she served as Chief Human Resources Officer for PRA Group from 2011 to 2018. She has also held senior Human Resources roles at BlueCross Blue Shield of Tennessee, AMERIGROUP (now Elevance), CIGNA, and Corning.
John T. Martinez joined Maximus in September 2023 as Chief Legal Officer and Corporate Secretary. Mr. Martinez previously served as Vice President and General Counsel of GE Aerospace from August 2021 to September 2023 where he was responsible for developing and executing GE Aerospace's legal strategy across the commercial aviation and defense sectors and led GE Aerospace's global legal, contracts, compliance, and government relations organizations. In the ten years prior, Mr. Martinez served in roles including senior leadership positions at Raytheon Intelligence & Space, the Director of National Intelligence, and the Central Intelligence Agency.

6	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROXY SUMMARY
In addition to the executive officers named above, Maximus is managed by a dedicated, talented, and diverse leadership team. Please visit our website at maximus.com/leadership for the biographies of the other members of our management team. Content on our website is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

MAXIMUS 2024 PROXY STATEMENT	7

Sustainability Highlights
Our Board of Directors provides leadership and oversight with respect to sustainability issues and practices. The Nominating and Governance Committee has formal oversight of sustainability matters. It receives reports from management on a quarterly basis, and the full Board regularly receives reports from the Nominating and Governance Committee and management. Members of the Board have expertise on key sustainability issues, including regulatory trends, community investment, talent acquisition and retention, DE&I, and climate change.
Maximus recently refreshed its Sustainability Materiality Assessment, the results of which will drive our sustainability priorities and initiatives for the next few years. More information on our sustainability progress and goals can be found in our FY23 Sustainability Report at maximus.com. We encourage all shareholders to review the FY23 Sustainability Report, the FY23 DE&I Report, and the Maximus Foundation's Annual Report. The information contained on our website (including those reports) is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.
People and Community: The Heart of Maximus
Our 2023 DE&I goals focused on building and sustaining belonging. Two critical components of this goal were launching three additional employee resource groups (ERGs): VETS (family and friends of Veterans), Prism (LGBTQIA+), and ¡MÁXIMO! (Hispanic, Latino, and Latinx), and expanding MentorU, our premier mentorship program. In the past year, we also leveraged our internal and external relationships to strengthen existing connections and forge new pathways for diverse talent. We launched a collaboration with local colleges and universities, including historically Black colleges and universities (HBCUs), called the Greater Impact Experience. This effort supports increased access to and awareness of meaningful career experiences and pathways for local university and HBCU students and alumni.

Build Build community and foster belonging for recruitment, development, and retention of diverse talent.	Engage Engage employees and community organization partners.	Leverage Leverage relationships to strengthen existing connections and forge new pathways.

Optimize Optimize how we help employees develop professionally with DE&I support, tools, and resources.	Navigate Navigate the supplier diversity space by promoting an inclusive approach to procurement.	Grow Grow DE&I equity and inclusion efforts.

More information on our DE&I accomplishments during the 2023 fiscal year can be found in our annual DE&I report at maximus.com/DEI. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

8	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	SUSTAINABILITY HIGHLIGHTS
Planet and Environment
Maximus shares the global community's concerns about climate change and believes corporations have a responsibility to reduce greenhouse gas emissions. Our practices are designed to comply with all applicable laws and are guided by relevant internationally recognized principles and frameworks.
We recognize that greenhouse gas emissions represent a core of our environmental footprint, from the electricity used in our offices to our business travel needs. Therefore, our sustainability strategy includes measures to minimize greenhouse gas emissions and energy use, track environmental risks, and improve environmental data collection and visibility. Our strategy is a cross-functional effort working with Corporate Real Estate, Facilities, Finance, and Operations. Information is regularly reported to the Nominating and Governance Committee, ensuring continued progress toward reducing environmental impact and risk exposures across the organization.
In fiscal year 2023, our U.K. operations implemented a policy to swap all of our office consumables with only sustainable and environmentally friendly alternatives. This means approximately 12,000 annual units of previously non-sustainable products is expected to be sustainable. The U.K. team introduced a green property strategy, providing a framework to prioritize the procurement of energy efficient workspaces, and switched all directly controlled energy contracts to green energy contracts.
For more detail regarding our social and environmental programs, see the “Reducing our environmental impact” site at maximus.com/green-initiatives, and our FY23 Sustainability Report. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

MAXIMUS 2024 PROXY STATEMENT	9

Corporate Governance
Board’s Role in Risk Oversight
The Board of Directors as a whole oversees the risk management of the Company. Senior members of the Company’s management team regularly report to the Board on operational and financial risks relating to the Company’s projects, and about compliance with the Company’s policies and procedures and code of ethics. The Audit Committee oversees management of market and operational risks that could have a financial impact, such as those relating to internal controls and liquidity. The Nominating and Governance Committee manages the risks associated with compliance matters, including receiving regular reports from the Company’s Chief Compliance Officer, governance issues, such as the independence and performance of the Board, and environmental and social issues. The Compensation and Human Resources Committee is responsible for managing the risks relating to the Company’s executive compensation and succession plans and policies. The Technology Committee assists the Board with oversight of the Company’s information technology risks, strategic technology investments, and the quality and effectiveness of the Company’s cybersecurity policies and practices.
Annually, the Company surveys key leaders of the Company to identify significant risks facing the Company. Those risks are ranked based on likelihood of occurrence as well as potential impact and assigned a risk manager. Management engages risk managers to regularly update performance metrics and mitigation plans for risks identified in the assessment process. The Risk Governance Committee, a management committee made up of key leaders of the Company, oversees performance and mitigations, and determines action necessary based on the Company's tolerance for risk. The outcome of the Risk Governance Committee's process is reported to the Board. This process also informs the Company's disclosure and discussion of risks in its SEC filings.
Corporate Governance Guidelines
The Board of Directors has adopted Guidelines for Corporate Governance that set forth the practices of the Board with respect to the function of the Board, management oversight, Board composition, selection of directors, operation of the Board and meetings, committees of the Board, director responsibilities, and tenure and evaluation of the Board and committees. The Guidelines for Corporate Governance are available on our Corporate Governance web page at investor.maximus.com/governance. The information contained on our website is not a part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.
Director Independence
Under our Guidelines for Corporate Governance and New York Stock Exchange (“NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Our Guidelines for Corporate Governance define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies.

10	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	CORPORATE GOVERNANCE
Our Guidelines for Corporate Governance require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
The Board of Directors in its business judgment has determined that the following directors are independent as defined by NYSE listing standards: Anne K. Altman, John J. Haley, Jan D. Madsen, Richard A. Montoni, Gayathri Rajan, Raymond B. Ruddy, and Michael J. Warren.
How We Are Elected
The Board of Directors currently consists of eight directors. All directors are elected annually for one-year terms, and the Board has nominated the eight director nominees for election at the Annual Meeting. If you sign and return your proxy card, the persons named as proxies in the proxy card will vote to elect those eight nominees unless you mark your proxy card otherwise. You may not vote for a greater number of nominees than eight. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason a nominee should become unavailable for election prior to the Annual Meeting, the proxy holders may vote for the election of a substitute. We do not presently expect that any of the nominees will be unavailable.
Vote Required for the Election of Directors
The Company’s bylaws provide for majority voting in director elections. The Board of Directors also has adopted a Director Resignation Policy. Under that policy, each director nominee has submitted a written contingent resignation which will become effective only if (i) the director fails to receive the required number of votes for re-election as set forth in the Company’s bylaws and (ii) the Board of Directors accepts the resignation. The affirmative vote of a majority of the total number of votes cast with respect to that director’s election is required to re-elect each nominee to our Board. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this matter.
Director Nomination Process
Under the process we use for selecting new Board candidates, the Chief Executive Officer, the Nominating and Governance Committee, or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chair of the Nominating and Governance Committee will initiate a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. The Chief Executive Officer and members of the Nominating and Governance Committee interview prospective candidates. The Nominating and Governance Committee recommends final candidates for approval by the full Board of Directors.
Shareholder Recommendations and Nominations of Director Candidates
The Nominating and Governance Committee will consider qualified shareholder recommendations for candidates to serve on the Board of Directors and would evaluate any such candidate in the same manner described above. A shareholder may submit candidates for consideration by the Nominating and Governance Committee if such

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shareholder gives timely written notice, in proper form, for each such recommended director nominee. To be timely for the 2025 Annual Meeting of Shareholders, the notice must be received within the time frame set forth in “Shareholder Proposals for Our 2025 Annual Meeting of Shareholders” below. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and such other information as required under our bylaws. These requirements are more fully described in Article I, Section 6, of our bylaws.
Code of Ethics
We have adopted a code of ethics that applies to all employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. That code, our Standards of Business Conduct and Ethics, can be found posted on our Corporate Governance web page at investor.maximus.com/governance. The Board regularly reviews our code of ethics, and any amendment or waiver of our code of ethics required to be disclosed under the Securities Exchange Act of 1934 (the “Exchange Act”) will be reflected on our Corporate Governance web page.
Director Attendance
Our Board expects that its members will prepare for, attend, and participate in all Board and applicable committee meetings. Our Board of Directors held 8 meetings during fiscal year 2023. During our 2023 fiscal year, all of our directors attended at least 75% of the aggregate Board and applicable committee meetings.
We encourage members of the Board of Directors to attend our annual meetings. All of our directors attended our annual meeting in 2023.
Executive Sessions
Executive sessions where non-management directors meet on an informal basis are scheduled either at the beginning or at the end of each regularly scheduled Board meeting. John J. Haley, the independent, non-executive Chair of the Board, presides over the executive sessions.
Board Evaluations
As part of the Board’s ongoing commitment to continuous improvement, the Nominating and Governance Committee leads the Board in an annual self-evaluation process that assesses the performance of the Board as a whole, the committees of the Board, and the individual directors. Based on results of the annual assessments, the Chair of the Board provides feedback to each respective Board member. In addition, an outside expert is engaged every five years to perform an in-depth, independent assessment. The most recent external assessment was completed in fiscal year 2022. Board members received feedback on their strengths and contributions, as well as opportunities for improvement. Feedback is also considered when designing education and certification road maps for each director.
In fiscal year 2023, the self-evaluation process resulted in an assessment of the Company's committee structure. The Board reconstituted the membership of each committee to ensure roles and responsibilities across all directors are balanced and that members are aligned to committees that play to their strengths.

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Independent Board Chair
Maximus has maintained separate Chief Executive Officer and Chair of the Board positions since before the Company’s initial public offering in 1997. John J. Haley currently serves as our independent, non-executive Chair of the Board. Under our Guidelines for Corporate Governance, the Board will periodically evaluate the separation of the CEO and Chair positions in light of the Company’s governance objectives and relevant circumstances. We believe that the separation of these roles at this time is appropriate for us at this time because it is a good corporate governance practice that promotes Board and director independence from the management team.
Mr. Haley brings experience to the Company from his prior roles as both board chair and CEO of a public company. Mr. Haley, together with Anne Altman in her capacity as Chair of the Nominating and Governance Committee and Vice Chair, represents the Company in meetings with shareholders and leads the Board in consideration of input from shareholders and other stakeholders.
Committees of the Board
The standing committees of the Board of Directors are the Audit Committee, the Nominating and Governance Committee, the Compensation and Human Resources Committee, and the Technology Committee. Each Committee operates under a written charter adopted by the Board. Committee charters, as amended and currently in effect, are available on our Corporate Governance web page at investor.maximus.com/governance/governance-documents.

Audit Committee
Fiscal 2023 Members
Raymond B. Ruddy (Chair)
Jan D. Madsen
Michael J. Warren
Meetings in fiscal 2023: 4

Committee members effective January 1, 2024:

Jan D. Madsen (Chair)
Raymond B. Ruddy
Richard A. Montoni

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting processes and audits of our financial statements. The Audit Committee specifically reviews the financial reports and other financial information provided by the Company, our disclosure controls and procedures, internal accounting and financial controls, the internal audit function, the legal compliance and ethics programs, and the annual independent audit process.
Each member of the Audit Committee is independent as defined by applicable NYSE listing standards and SEC regulations governing the qualifications of audit committee members. The Board of Directors has determined that all of the committee members are financially literate as defined by the NYSE listing standards and that Ms. Madsen qualifies as an audit committee financial expert as defined by regulations of the SEC.
For additional information regarding the Audit Committee, see “Audit Information - Report of the Audit Committee” below.

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Nominating & Governance Committee
Fiscal 2023 Members
Anne K. Altman (Chair)
John J. Haley
Jan D. Madsen
Michael J. Warren
Meetings in fiscal 2023: 4

Committee members effective January 1, 2024:
Anne K. Altman (Chair)
John J. Haley
Gayathri Rajan
Raymond B. Ruddy

The purpose of the Nominating and Governance Committee is to oversee the lifecycle of the Board to include identifying, evaluating, and recommending candidates for membership on the Board of Directors, to establish and assure the effectiveness of the governance principles of the Board and the Company, and to establish the ongoing training and assessments/evaluations of our directors. The Nominating and Governance Committee is responsible for assessing the appropriate mix of skills, qualifications, and characteristics for the effective functioning of the Board in light of the needs of the Company. The committee considers, at a minimum, the following qualifications in recommending to the Board potential new directors, or the continued service of existing directors:
•personal characteristics, such as the highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others, and practical wisdom and mature judgment
•broad, policy-making level experience in business, government, academia, or science to understand business problems and evaluate and formulate solutions
•experience and expertise that is useful to the Company and complementary to the background and experience of other directors
•willingness and ability to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective, and constructive participant at meetings of the Board and its committees
•commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations
•willingness to represent the best interests of all shareholders and objectively evaluate management performance
•diversity (as described above)
The Nominating and Governance Committee has oversight of the Company’s ESG initiatives. The Committee also oversees and receives reports at least quarterly on (1) compliance with applicable laws and Company policies pertaining to political contributions, (2) political activities and contributions of the Maximus Political Action Committee, (3) significant lobbying priorities and related expenditures in the U.S. and (4) expenditures relating to the Company's principal U.S. trade associations.

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Compensation & Human Resources Committee
Fiscal 2023 Members:
John J. Haley (Chair)
Anne K. Altman
Raymond B. Ruddy
Michael J. Warren
Meetings in fiscal 2023: 6

Committee members effective January 1, 2024:
John J. Haley (Chair)
Anne K. Altman
Michael J. Warren

The Compensation and Human Resources Committee is responsible for reviewing, approving, and overseeing our compensation and executive benefit programs, evaluating their effectiveness in supporting our overall business objectives and ensuring an appropriate structure and process for management succession. The committee also reviews, in conjunction with the CEO and the Chief Human Resources Officer (CHRO), activities impacting human resources such as DE&I initiatives, the Global Employee Engagement Survey, and labor relations. Specifically, the committee is responsible for:
•evaluating the performance and setting the compensation of the Chief Executive Officer and approving the CEO’s recommendations for other members of senior management
•reviewing the Company’s compensation policies and practices
•reviewing executive succession plans
•reviewing the risks associated with our incentive compensation programs
To assist in its efforts to meet the objectives outlined above, the Compensation and Human Resources Committee also retains an independent consulting firm to advise it on executive compensation programs.
For additional information regarding the committee, see “Compensation and Human Resources Committee Report” below.

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Technology Committee
Fiscal 2023 Members:
Anne K. Altman (Chair)
John J. Haley
Richard A. Montoni
Gayathri Rajan
Raymond B. Ruddy
Michael J. Warren
Meetings in fiscal 2023: 4

Committee members effective January 1, 2024:
Richard A. Montoni (Chair)
Jan D. Madsen
Gayathri Rajan
Michael J. Warren

The Technology Committee assists the Board of Directors in fulfilling its responsibility to oversee the Company's strategic information technology investments and its risk management efforts pertaining to cybersecurity and the protection of data assets. The Technology Committee meets regularly with our Chief Information Officer and our Chief Information Security Officer.
Strategic technology investments include investments that are considered material expenditures and are important for the ongoing success of the business. These also include evaluation of merger and acquisition strategy intended to supplement or supplant the Company’s technology portfolio.
Risk management includes protecting the Company’s intellectual property and other data assets – in particular customer data – from theft or other compromise. This includes protection from external bad actors, as well as from unauthorized access on the part of employees, partners and customers.

Shareholder Engagement and Responsiveness
Maximus is committed to engaging directly with our shareholders to understand their views on governance matters. Maximus, including members of our Board of Directors as appropriate, regularly meets with major shareholders on a wide range of topics including strategy, financial performance, capital allocation, corporate governance, and executive compensation. In addition, the full Board receives and reviews reports on investor feedback and emerging governance issues, allowing our directors to better understand shareholder priorities and perspectives.
We actively consider shareholder feedback and, as warranted, take action. During the last year, Maximus engaged with investors regarding, among other topics: the financial impact of the restart to Medicaid redeterminations, continued volume ramp of Veterans Affairs Medical Disability Exams (VA MDE) contracts, the performance of the Outside the US segment, capital allocation strategy, executive compensation, sustainability initiatives and priorities, cybersecurity, human capital management including DE&I and employee engagement, and Board refreshment and governance.

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Racial Equity Audit
In response to a shareholder proposal at our 2022 annual meeting, Maximus engaged Wilmer Cutler Pickering Hale and Dorr LLP ("WilmerHale") to conduct a comprehensive racial equity audit. This initiative, receiving majority support from our shareholders, was an opportunity to examine the Company's impacts on nonwhite stakeholders and communities of color, and to broaden our perspective on racial equity. The full audit report is available on our website at maximus.com/racial-equity-audit. Key findings from the audit include:
• We have implemented a variety of programs and initiatives to foster connection among our employees, provide professional development opportunities, and promote fair and equitable talent acquisition and talent management practices.
•We are committed to delivering high quality services to our customers, many of whom live in underserved communities.
•We have created an infrastructure to leverage the support of leaders across the business and to obtain employee input regarding DE&I issues.
•We are committed to fostering an open and inclusive work environment and strive to understand and respond to employees’ concerns.
•We are increasing the impact of our philanthropic efforts on underserved communities through strategic changes to the Maximus Foundation.
Maximus has made tremendous strides in our DE&I journey which centers on racial and gender equity, but we also know that this journey is ongoing. There are opportunities in areas where we need more maturity and intentionality. We are committed to staying the course and to continue learning, collecting and reviewing data, and most importantly, listening to our employees.
We are grateful for the time that went into this audit, the important findings, and for what we have learned. Implementation of recommendations will be actioned on by the same processes and strong governance which have made our programs successful thus far. Given the cross-functional nature of the work to be done, support will be provided by various corporate and operations teams throughout the organization, with periodic reporting to leadership and the Board of Directors.

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Director Compensation Table
The table below summarizes the compensation paid to our non-employee directors in fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Anne K. Altman(2)	150,000	218,000	368,000
John J. Haley(3)	—	468,000	468,000
Jan D. Madsen(4)	75,000	225,000	300,000
Richard A. Montoni(5)	335,000	—	335,000
Gayathri Rajan(6)	150,000	150,000	300,000
Raymond B. Ruddy(7)	360,000	—	360,000
Michael J. Warren(8)	150,000	150,000	300,000
1.The amounts in this column reflect the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards made on March 15, 2023, under our 2021 Omnibus Incentive Plan. For each of the RSU awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The amounts shown disregard estimated forfeitures.
2.As of September 30, 2023, Ms. Altman held 2,920 RSUs.
3.As of September 30, 2023, Mr. Haley held 6,268 RSUs and an additional 10,085 deferred shares.
4.As of September 30, 2023, Ms. Madsen held 3,014 RSUs and an additional 10,878 deferred shares.
5.As of September 30, 2023, Mr. Montoni held 0 RSUs.
6.As of September 30, 2023, Ms. Rajan held 2,009 RSUs.
7.As of September 30, 2023, Mr. Ruddy held 195,335 deferred shares.
8.As of September 30, 2023, Mr. Warren held 2,009 RSUs and an additional 7,110 deferred shares.
Fees Payable to Non-Employee Directors
The director compensation for fiscal year 2023 as shown in the chart above was comprised of the following elements. Directors who are also Maximus employees do not receive additional compensation for their services as directors.
•An annual retainer of $300,000 payable in restricted stock units (“RSUs”) or cash, with a minimum amount of $150,000 in RSUs unless a director holds more than seven times the annual retainer in Company equity.
•Ms. Altman received an additional $15,000 retainer for her services as the Chair of the Nominating and Governance Committee, an additional $18,000 for her services as Chair of the Technology Committee, and an additional $35,000 as Vice Chair of the Board.
•Mr. Haley received an additional $150,000 retainer for his services as Chair of the Board and a $18,000 retainer for his services as the Chair of the Compensation and Human Resources Committee.
•Mr. Montoni received an additional $35,000 for his services as Vice Chair of the Board.

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•Mr. Ruddy received a $25,000 retainer for his services as Chair of the Audit Committee and an additional $35,000 retainer, which is a continuation of the additional retainer he previously received for his services as Vice Chair of the Board, which reflects his leadership role on the Board and recognizes the additional time that he continues to spend on Company matters over and above his normal director duties.
•RSU awards granted to our non-employee directors vest after one year; directors may elect to defer receipt of shares for their RSUs for a longer period up to termination of service on the Board of Directors.
We also permit our directors to participate in the medical and dental plans that we offer to our employees, although each director who elects to participate must pay the full cost of his or her own premiums in the plan. During fiscal year 2023, Mr. Montoni and Mr. Ruddy participated in portions of those plans.
Director Equity Ownership Requirements
Directors have been required to hold equity in the Company equal to at least one and a half times their annual retainer. For these purposes, “equity” consists of shares owned directly by the director, the “in-the-money” value of vested stock options, and any shares that would have been distributed to the director but for the director’s election to defer receipt of the shares for tax purposes. All of our directors met the ownership requirement as of the end of fiscal year 2023.
In December 2023, the Compensation and Human Resources Committee approved enhanced stock ownership guidelines for directors that are equivalent to five times the annual cash retainer and are applicable starting in 2024. All directors had met this updated standard as of the end of fiscal year 2023. The increase to the holdings requirement will put us above the 75th percentile of our current peer group.
How To Communicate with Us
Our Board of Directors values input from a wide array of sources to inform its deliberations and decision-making. Since shareholders have a financial stake in the success of the Company and represent independent sources of information, the Board especially values shareholder questions and insights. The Board has therefore created a number of ways to obtain shareholder input including via participation at the annual meeting, use of the Company’s various reporting mechanisms including its hotline and audit functions, requests for individual director engagements, and use of the official communications mechanism described here.
Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-employee directors, or any individual director (including any committee chair) may do so by sending a communication to the Board of Directors and/or a particular member of the Board of Directors, care of the Company Secretary at Maximus, 1600 Tysons Boulevard, McLean, Virginia 22102. Depending upon the nature of the communication and to whom it is directed, the Company Secretary will, as appropriate: (a) forward the communication to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).

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PROPOSAL 1
Election of Directors
The Maximus Board of Directors takes seriously the opportunity that you, our shareholders, have to cast votes to elect or re-elect us each year.
Our Board seeks diverse representation in terms of age, length of service, expertise, gender, orientation, and race/ethnicity. The Board and the Nominating and Governance Committee assess the appropriate mix of skills, qualifications, and characteristics when looking for new directors and nominating current directors in conjunction with the needs of the Company as it continues to evolve.
In 2022, our Board of Directors spent a significant amount of time ensuring they are a strategic asset board – a board that has the critical skills, knowledge, and expertise to advise the Company on subjects specific to our operations and proactively contribute to the Company's successful execution of strategic objectives. We revisited our traditional skills matrix and assessed which skills are needed most, both for today and for the upcoming three to five years.
The following skills are highlighted within the biographies of our current Board members, but are not all-inclusive of the experience and knowledge on which we rely on each individual:
•Additional Public Company Board, CEO/CFO or NEO
•Federal Government Contracting
•Business Process Services
•Technology Modernization
•Government Citizen Services
•Financial Acumen
•Mergers & Acquisitions
•Cybersecurity & Data Privacy
•International Experience
•Environment, Social, and Governance
We also developed, in conjunction with the Nominating and Governance Committee, a competency matrix with appropriate proficiency assessments for Directors to better assess their skills relative to what would most benefit the company. This activity has been important to the Board and Nominating and Governance Committee in their work to refresh the Board. The progression of a strategic asset board is anticipated to be a multi-year process as we carry out our strategic priorities. In fiscal year 2023, the self-assessment process resulted in a reassessment of our committee structure, changing some of the members of each committee and distributing roles to ensure Directors are not over or under committed.
We continue to believe that these skills and our Board’s representation of these skills and experiences position us for future success by aligning with our strategic direction.

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PROPOSAL ONE	Table of Contents
Biographical Information of Director Nominees
The following presents biographical information about the eight directors nominated by the Board for election at the Annual Meeting. As part of the information below, we have included a brief description of the experience, qualifications, attributes, and skills that led to the conclusion that each director should serve on the Board. Information about the number of shares of common stock beneficially owned by each director, directly or indirectly, as of January 13, 2024, appears below under “Security Ownership - Security Ownership of Management.”
Nominees for Director (terms expiring in 2025)

The Board of Directors recommends that the shareholders vote “FOR” the eight nominees set forth below.

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Career Snapshot:
Ms. Altman retired from IBM in 2016 having served since 2013 as the company’s General Manager for U.S. Federal and Government Industries. Previously she served as General Manager for IBM's Global Public Sector with responsibilities for global government—national, regional, and local—as well as education, healthcare, and life sciences. Ms. Altman joined IBM in 1981 as a systems engineer and held a number of roles with increasing responsibility in areas pertaining to government and technology.
Why she is valuable to Maximus:
Ms. Altman’s qualifications and skills include her experience with public sector clients and the information technology industry including security, analytics, cognitive, digital, commerce, and cloud capabilities. She provides expertise around ESG and responsible stewardship.
•Federal Government Contracting – at IBM, held positions of General Manager, U.S. Federal and Government Industries ($4B business) and General Manager, Global Public Sector ($20B business). Responsible for strategy, solution development, and services for U.S. Federal Government and global public sectors, as well as compliance with federal and international regulations.
•Technology Modernization, Government Citizen Services, Cybersecurity & Data Privacy – proven experience in the IT industry, where she dealt with security, analytics, cognitive, digital, commerce, and cloud capabilities. Started career in 1981 as a system engineer, involved in various government-facing projects requiring innovation and problem-solving, as well as maintenance and security of data. Led IBM’s Smarter Cities initiative helping organizations, states and countries focus on transforming infrastructure, citizen-based services, healthcare, and education all directed at improving economic vitality.
•Financial Acumen, Mergers & Acquisitions – at IBM, track record of successful management of global P&L’s of more than $5B. Led and/or contributed to various acquisitions ranging from $200M - $2.6B, ~ $5B in total. Participated in programmatic M&A by identifying needed capabilities and working with M&A team to identify appropriate targets. M&A work consisted of acquisitions in the healthcare industry, Watson analytics, and the IBM Mainframe. As a Director for SPX Flow, Inc., participated in the process to take the company private in 2021.
•International Experience – at IBM, led global software account manager sales organization with customers consisting of government and commercial entities, led global public sector, which included government healthcare, life sciences, and education industries, as well as the global mainframe business. Professional experience also includes working with both NATO and the EU.
•Environment, Social, Governance Expertise –
•E: As Chair of the Nominating and Governance Committee of SPX Flow, Inc., oversaw and contributed to efforts to reduce carbon footprint of a manufacturing company.
•S: Led IBM’s women’s diversity group from 2013 to 2016. Co-Founder of Everyone Matters, Inc, a social impact enterprise with a focus on ensuring everyone has equal access to health, education, and government services. Co-chaired Executive Development Course at George Mason University in 2021, titled Organizational Strategies: Ensuring Diversity, Equity and Inclusion
•G: Chair or member of Nominating and Governance Committees, focused on discipline and finding best practices and processes for companies to implement.

Anne K. Altman
Age: 64
Director Since: 2016
Vice Chair Since: 2021
Committees as of January 1, 2024:
Nominating and Governance (Chair), Compensation and Human Resources
Education:
B.S., George Mason University
More:
Co-Founder & CEO, Everyone Matters, Inc.
Chairman of the Board, Siemens Government Technologies, Inc.
Board Member, TechFlow, Inc.
Board Member, Gunnison Consulting Group, Inc.
Board Member, National Symphony Orchestra

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Career Snapshot:
Mr. Caswell was appointed Chief Executive Officer of Maximus effective April 1, 2018. He was named President of Maximus in 2014, and prior to that served as the President of our Health Services Segment from 2007 through 2014. Before that, he was President of Operations from 2005 to 2007 and President of our Human Services Group from 2004 to 2005. Previously, he worked at IBM Corporation for nine years, serving most recently as Vice President, State and Local Government & Education Industries for IBM Business Consulting Services.
Why he is valuable to Maximus:
Mr. Caswell provides subject matter expertise in government policy and health and human services programs together with his detailed knowledge of the Company's operations gained through his service as our Chief Executive Officer, President, and other senior leadership positions at the Company. The Board of Directors believes that it is important to have the Company’s chief executive serve as a director.
•Business Process Services, Technology Modernization, Government Citizen Services – at Price Waterhouse contributed to nationwide transformation in the delivery of public assistance benefits leveraging financial services infrastructure. At IBM managed emerging technology team in Pervasive Computing division, lead Federal technology modernization bids, and ultimately P&L responsibility for state, local, and education technology solutions delivery. As President & General Manager of multiple Maximus business segments from 2004 - 2014, and subsequently company President, oversaw business process outsourcing and technology modernization projects that carried out critical Federal and state programs.
•International Expertise – as Maximus’ CEO and President, is a strategic leader of a multi-national business with operations in Commonwealth nations (e.g., United Kingdom, Australia, and Canada) and selective emerging markets. Familiar with international government contracting, oversight, and regulatory environment and manages impact of political and macro-economic factors on the portfolio.
•Financial Acumen, Mergers & Acquisitions – as CEO and President of Maximus, has track record of successful management of global P&L’s of more than $4B. Oversees programmatic M&A team, whose objective is to work with business leaders to identify needed capabilities and appropriate targets to strengthen longer-term organic growth.
•Federal Government Contracting – began career in Federal consulting with Price Waterhouse. Served as capture lead on complex systems-integration bids and subsequently led Federal Sales for IBM Business Consulting Services for three years, requiring deep understanding of Federal procurement processes and regulations related to pricing, bidding, and contracting.

Bruce L. Caswell
Age: 58
Director Since: 2018
Education:
Masters, Public Policy, John F. Kennedy School of Government at Harvard University
B.A., Economics, Haverford College
More:
Board of Directors, Wolf Trap Foundation for the Performing Arts, a nonprofit organization
Chairman of the Board, Northern Virginia Technology Council

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Career Snapshot:
John J. Haley served as one of our directors from 2002 to January 2019 and then rejoined the Board in March 2020. In 2021, he was elected to serve as Chair of the Board. From 2016 until his retirement at the end of 2021, Mr. Haley served as the Chief Executive Officer of Willis Towers Watson, an insurance broker and human resources and employee benefits consulting firm formed through the merger of Willis Group Holdings Public Limited Company and Towers Watson & Co. From 2010 until 2016, Mr. Haley served as the Chief Executive Officer and Chair of the Board of Towers Watson & Co. Previously he served as President and Chief Executive Officer of Watson Wyatt Worldwide, Inc. from 1999 until its merger with Towers Perrin, Forster & Crosby, Inc. in 2010. Mr. Haley joined Watson Wyatt in 1977. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press).
Why he is valuable to Maximus:
Mr. Haley’s qualifications and skills include his experience as the Chief Executive Officer and Chair of a large, global publicly-traded consulting firm together with his knowledge of finance and human resources matters as well as his public company directorship experience. Mr. Haley has been instrumental in listening to feedback from Maximus shareholders and embracing a forward-looking view on ESG matters. He has been a champion of the board refreshment strategy and provides valuable compensation and benefits expertise.
•Additional CEO/CFO, Public Board, NEO Experience – CEO of Willis Towers Watson for 23 years. Chairman of the Board for Hudson Highland, a publicly traded company.
•International Experience – As CEO of Towers Watson, oversaw merger of equals with Willis Towers, a UK-based company. As a combined entity, Willis Towers Watson operates globally in areas such as Europe, Asia, and the US. While CEO, oversaw the opening and maintenance of offices in Dubai and Kingdom of Saudi Arabia. For six years, served as a Board member on the US-China Business Council.
•Financial Acumen – as CEO of Willis Towers Watson, has demonstrated expertise of overseeing $10B P&L, oversaw CFO and signed quarterly SEC certifications.
•Mergers & Acquisitions – Responsible for several integral acquisitions which ultimately formed present-day Willis Towers Watson, including acquisitions of large firms in Germany and the Netherlands.
•Environment, Social, Governance:
•E: Contributor to World Economic Forum with focus on climate resilient infrastructure. At Willis Towers Watson, spearheaded the Coalition for Climate Resilient Investment, which represents 34 companies with more than $5T in assets. Oversaw establishment of key ESG metrics.
•S: Presented to United Nations on “Employment: The Autism Advantage” in 2021, working with organizations to recruit and train persons with autism.
•G: Leverages experience from Willis Towers Watson to enhance governance programs, particularly with respect to Board and NEO compensation structures, driving focus on shareholder return and best practices.

John J. Haley
Age: 74
Chair Since: 2021
Director Since: 2020
Committees as of January 1, 2024:
Compensation and Human Resources (Chair), Nominating and Governance, Technology
Prior Tenure on Board of Directors: 2002 – 2019
Education:
A.B., Rutgers University
More:
Director, Willis Towers Watson (until 2021)

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Career Snapshot:
Ms. Madsen is a Certified Public Accountant with over fifteen years of experience in global public company senior finance and operations roles, most recently as the Chief Financial Officer of West Corporation. West, recently rebranded Intrado, operates in 28 countries, serving Fortune 100 and other business clients with technology-based services, focused on communications, safety and health, and wellness. Ms. Madsen was responsible for global financial operations, including internal audit, public reporting, and treasury, managing over $4 billion in debt. She was also instrumental in significant strategic initiatives, including a secondary equity offering, debt, and tax restructuring, and taking the company private in a sale to Apollo in 2017. Prior to West, Ms. Madsen held various finance and operating roles at First Data Corporation, including segment chief financial officer and senior vice president of six sigma quality, earning her certifications in six sigma process improvement methodologies. Prior to First Data, she was a manager at an international public accounting firm. Ms. Madsen currently serves as the Executive Vice President of Creighton University, overseeing operations including finance, information technology, enterprise risk management ("ERM"), human resources, communications and marketing, facilities, internal audit, and continuous improvement.
Why she is valuable to Maximus:
Ms. Madsen brings finance, accounting, mergers and acquisitions, and operations expertise gained through her current and prior positions in higher education and international, publicly traded, technology-based, business services organizations.
•Financial Acumen – Certified Public Accountant with over fifteen years of experience in global public company senior finance and operations roles, including CFO of West Corporation, segment CFO of First Data, and currently EVP of Creighton University.
•Additional CEO/CFO, Public Board, NEO Experience – CFO of West Corporation (2014 – 2018, $3B revenue; $5B market cap). Executive Vice President of Creighton University.
•Technology Modernization – At First Data, a company focused on selling technology platforms to financial institutions, gained experience in product development, innovation, and software development. Developed and led six sigma process improvement program for 5 years. At West Corporation, provided technology-enabled services to Fortune 500 customers for communications, marketing, and customer care services, and safety and security services (i.e.: 911 support) to state and local government customers.
•Mergers & Acquisitions – In previous roles, led and contributed to multiple acquisitions, working directly with investment bankers. Most recently, at West Corporation completed $335M acquisition of Nasdaq’s digital media businesses in 2018 and took West Corporation private in 2017, a $5B transaction. Took First Data private in 2007, a $29B transaction.
•Cybersecurity & Data Privacy – Holds NACD certification on Cyber-Risk Oversight.
•Environmental, Social, Governance: In addition to completing NACD training on ESG Oversight:
•E: At Creighton University, working with their Sustainability Committee to measure and reduce emissions of the University. Collaborating with fund managers to understand ESG ratings of University Endowment’s portfolio.
•S: As EVP of Creighton University, where DE&I is a strategic pillar, co-leads goal setting and participates in or contributes to initiatives.

Jan D. Madsen Age: 60 Director Since: 2020 Committees as of January 1, 2024: Audit (Chair), Technology Education: B.S.B.A., University of Nebraska – Lincoln More: Certified Public Accountant

26	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROPOSAL ONE

Career Snapshot:
Mr. Montoni served as Senior Advisor to the Chief Executive Officer of Maximus from April 1, 2018 to September 30, 2019. He was the Company's Chief Executive Officer from 2006 to April 1, 2018. He also served as President from 2006 through 2014. Previously, Mr. Montoni served as our Chief Financial Officer and Treasurer from 2002 to 2006. Before his employment with Maximus, Mr. Montoni served as Chief Financial Officer and Executive Vice President for Managed Storage International, Inc. from 2000 to 2001. From 1996 to 2000, he was Chief Financial Officer and Executive Vice President for CIBER, Inc. where he also served as a director until 2002. Before joining CIBER, he was an audit partner with KPMG LLP, where he worked for nearly 20 years.
Why he is valuable to Maximus:
Mr. Montoni brings to Maximus audit and financial experience together with the detailed knowledge of the operations of the Company gained through his prior service as our Chief Executive Officer and other senior leadership positions at the Company.
•Additional CEO/CFO, Public Board, NEO Experience – CFO of Managed Storage International (2000 – 2001), CFO of CIBER (1996 – 2000).
•Financial Acumen – Various CFO roles at Managed Storage International, CIBER, and Maximus (2002-2006), and KPMG LLP audit partner.
•International Experience, Mergers & Acquisitions – As CEO of Maximus, led growth strategy into UK, Canada and Australia, largely executed through mergers and acquisitions. Oversaw Corporate Development team responsible for targeting acquisitions, due diligence, and working with bankers to execute.
•Government Citizen Services, Business Process Services – As CFO and CEO of Maximus, oversaw divisions responsible for various business process outsourcing projects that carried out critical programs on behalf of Health and Human Services government agencies.

Richard A. Montoni
Age: 72
Director Since: 2006
Vice Chair Since: 2018
Committees as of January 1, 2024:
Technology (Chair), Audit
Education:
Masters, Accounting, Northeastern University
B.S., Economics, Boston University

MAXIMUS 2024 PROXY STATEMENT	27

PROPOSAL ONE	Table of Contents

Career Snapshot:
Ms. Rajan is the Senior Vice President of Data and AI Products at Adyen, a financial technology platform. Previously, Ms. Rajan was the Chief Product Officer at DriveWealth. Mas. Rajan spent more than 16 years at Google as Product VP and GM for Google Maps Platform, and in roles leading product development for Good Payments, Android, and Advertising. Prior to that, Ms. Rajan held engineering and product management roles at Air Products & Chemicals, The Vanguard Group, and Unilever.
Why she is valuable to Maximus:
Ms. Rajan brings to Maximus cutting-edge information technology expertise that has been used to build secure, scalable financial platforms and innovative consumer-centric products.
•Technology Modernization – VP and General Manager of Google Maps Platform (2016-2022), including management of Enterprise P&L. As SVP of Product at Adyen, and previously Chief Product Officer at DriveWealth, oversees product development and go-to-market strategies.
•Cybersecurity & Data Privacy – Product development roles include consideration for cyber risks and contribution to overall cybersecurity strategy. As a seasoned technology professional, stays relevant on cybersecurity topics and has the technical background to speak the cyber language effectively.
•Additional CEO/CFO, Public Board, NEO Experience – Chief Product Officer, DriveWealth.
•International Expertise – As VP and General Manager of Google Maps Platform, led a business based in over 220 countries with teams in Australia and the UK. In previous roles, worked with customers in Asia, Europe, Latin America, and Africa. Responsibilities have required an understanding of local norms regarding technology, local tax requirements, and regulations, ensuring products operate effectively in-country.
•Mergers & Acquisitions – As VP and General Manager of Google Maps Platform, contributed to programmatic M&A process, with particular focus on due diligence.

Gayathri Rajan
Age: 56
Director Since: 2016
Committees as of January 1, 2024:
Technology, Nominating and Governance
Education:
MBA Stanford University, MSc Computer Science, University of Pennsylvania B.A. and M. Eng, Chemical Engineering, Cambridge University
More:
Commonwealth Scholar
Arjay Miller Scholar at Stanford GSB
Board Member, Shape Therapeutics, Inc.

28	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROPOSAL ONE

Career Snapshot:
Mr. Ruddy retired from Maximus in 2001. Before his retirement Mr. Ruddy served as the Chair of the Board of Directors from 1985 to 2001 and President of our Consulting Group from 1989 to 2000. From 1969 until he joined us in 1985, Mr. Ruddy served in various capacities with Touche Ross & Co., including Associate National Director of Consulting from 1982 to 1984 and Director of Management Consulting (Boston, Massachusetts office) from 1978 to 1983.
Why he is valuable to Maximus:
Mr. Ruddy's qualifications and skills include, among other things, his consulting and financial experience as well as his knowledge of government programs and our business from his prior service with the Company.
•Financial Acumen – Partner with Touche Ross, LLP, Managing Partner of Consulting in the Boston office, and Associate National Director of Consulting (1982-1984). Began career with Maximus overseeing Controllership.
•Mergers & Acquisitions – As executive at Maximus, led and/or oversaw financial aspect of various acquisitions, oversaw financial aspect of Maximus IPO in 1997.
•Industry Health and Human Services – At Maximus, President of Consulting group, led state-facing programs focused on revenue maximization services with a focus on Medicaid and welfare programs.

Raymond B. Ruddy
Age: 80
Director Since: 2004
Vice Chair: 2005 – 2018
Committees as of January 1, 2024:
Audit, Nominating and Governance
Prior Tenure: 1985 – 2001
Education:
MBA, Wharton School of Business of the University of Pennsylvania
B.S., Economics, Holy Cross College

MAXIMUS 2024 PROXY STATEMENT	29

PROPOSAL ONE	Table of Contents

Career Snapshot:
Mr. Warren is the Managing Director of the Global Innovation and Growth Group of Albright Stonebridge Group, part of the Dentons Global Advisor. He served as ASG’s Managing Principal from 2013 to 2017 and as Principal from 2009 to 2013. Prior to ASG, Mr. Warren served as the Chief Operating Officer and Chief Financial Officer of Stonebridge International from 2004 to 2009, where he managed operations, business development, finance, and personnel portfolios. Mr. Warren served in various capacities in the Obama Administration, including as senior advisor in the White House Presidential Personnel Office and as co-lead for the Treasury and Federal Reserve agency review teams of the Obama-Biden Presidential Transition.
Why he is valuable to Maximus:
Mr. Warren brings familiarity with government programs and operations and investment, strategic planning and financial expertise gained through his service on other boards and his current and prior positions in government and private industry.
•Additional CEO/CFO, Public Board, NEO Experience, Financial Acumen – Managing Director of Albright Stonebridge Group (“ASG”) (2013-2017). Chief Operating Officer and Chief Financial Officer of Stonebridge International (2004 to 2009). Chair of Audit Committee for Yale University. Chaired Investments Committee for DC Pension Fund for 16 years. Board of Trustees and of the Risk and Audit Committees, Commonfund.
•International Experience, Mergers & Acquisitions – Through various positions at ASG, gained over 20 years of experience advising clients on international growth strategies (including mergers and acquisitions), stakeholder management issues, and economic and geopolitical issues affecting global markets. As Managing Director of ASG, led multiple strategic acquisitions as part of the firm’s broader growth strategy.
•Technology Modernization – Leads ASG’s Global Innovation and Growth Group – advises clients on international growth strategies, stakeholder management issues, and economic and geopolitical issues affecting global markets, operating at the intersection of public and private sectors.
•Environmental, Social, Governance:
•G: in addition to deep experience serving various Boards, both public and private, has recently restructured governance model of ASG.

Michael J. Warren
Age: 56
Director Since: 2019
Committees as of January 1, 2024:
Compensation and Human Resources, Technology
Education:
B.A., Yale University
B.A., Balliol College, University of Oxford
More:
Rhodes Scholar; Board of Trustees, District of Columbia Retirement Board; Board of Directors and Chair of the Audit Committee, Overseas Private Investment Corporation (“OPIC”); Board of Trustees and of the Risk and Audit Committees, Commonfund; Board of Trustees, Yale University; Member, Yale Corporation Investment Committee; Director, Walker & Dunlop Inc.; Director, Ripple Labs; Director, Brookfield Business Partners

30	MAXIMUS 2024 PROXY STATEMENT

Proposal Two
Ratification of the Appointment of Independent Registered Accounting Firm
The Audit Committee and the Board of Directors has appointed, and requests shareholder ratification of, the firm of Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2024. Ernst & Young LLP audited our consolidated financial statements for the fiscal years ended September 30, 2023, 2022, and 2021.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.
Although our bylaws do not require shareholder ratification, as a matter of good corporate governance, the Board of Directors is requesting that shareholders ratify the selection of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending September 30, 2024.
The number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal for approval of Proposal No. 2. If you sign and return your proxy card, the proxy holders will vote “for” Proposal No. 2 unless you mark your proxy card otherwise.

The Board of Directors recommends that the shareholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending September 30, 2024.

32	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROPOSAL TWO
Audit Information
Fees of Independent Registered Accounting Firm
Set forth below is a description of the fees billed by Ernst & Young LLP, our independent registered accounting firm for the fiscal years ended September 30, 2023, and 2022.
Audit Fees
Fees billed for audit services totaled approximately $3,625,000 for fiscal year 2023 and $3,618,000 for fiscal year 2022. Those fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, Sarbanes-Oxley Act Section 404 attest services and statutory audits required internationally.
Audit-Related Fees
Fees billed for audit-related services primarily included services related to non-statutory financial reporting and totaled approximately $45,000 for fiscal year 2023 and $45,000 for fiscal year 2022.
Tax Fees
Fees billed for tax services, including tax advice and tax planning, totaled approximately $87,000 for fiscal year 2023 and approximately $121,000 for fiscal year 2022.
All Other Fees
Fees billed for all other services rendered to us by Ernst & Young LLP, which included a subscription to an accounting research service, totaled approximately $7,000 for fiscal year 2023 and $7,000 for fiscal year 2022.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of permitted services before the independent auditor is engaged to perform them. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services. All audit, audit-related, tax, and other services performed by Ernst & Young LLP and described above were pre-approved in accordance with our pre-approval policy.
Report of the Audit Committee
The Audit Committee is composed of three directors, each of whom is independent within the meaning of the listing standards of the NYSE and SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.
Management is responsible for:
•establishing and maintaining our internal control over financial reporting
•assessing the effectiveness of our internal control over financial reporting as of the end of each year
•the preparation, presentation, and integrity of our consolidated financial statements

MAXIMUS 2024 PROXY STATEMENT	33

PROPOSAL TWO	Table of Contents
Our independent registered accounting firm is responsible for:
•performing an independent audit of our consolidated financial statements and our internal control over financial reporting
•expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles
•expressing an opinion as to management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting
The Audit Committee is responsible for:
•the appointment, compensation, retention, and oversight of the work of the independent registered accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for us
•overseeing and reviewing our accounting and financial reporting processes
In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, our independent registered accounting firm. Management represented to the Audit Committee that our audited consolidated financial statements for the year ended September 30, 2023, were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed those audited consolidated financial statements with management and Ernst & Young LLP, including the scope of the independent registered accounting firm’s responsibilities, critical accounting policies and practices used, and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP the firm’s independence from the Company.
In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with Ernst & Young LLP its opinion as to the effectiveness of our internal control over financial reporting.
Based upon its discussions with management and Ernst & Young LLP and its review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2023, for filing with the SEC.
FY23 Audit Committee Members
Raymond B. Ruddy (Chair)
Jan D. Madsen
Michael J. Warren

34	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROPOSAL TWO
Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

MAXIMUS 2024 PROXY STATEMENT	35

Executive Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our named executive officers, or NEOs, we are referring to the following individuals whose fiscal year 2023 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables.

Name	Position

Bruce L. Caswell	Chief Executive Officer, President, and Director
David W. Mutryn	Chief Financial Officer and Treasurer
Ilene R. Baylinson	General Manager, U.S. Services
Teresa A. Weipert	General Manager, U.S. Federal Services
David R. Francis	Former General Counsel and Secretary
While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.
Our executive compensation program is structured to support our long-term growth strategy.
Fiscal Year 2023 Business Highlights
•Full year revenue increased 5.9% to $4.90 billion, compared to $4.63 billion for the prior year. Organic growth was 7.1% and driven by higher volumes on key programs in the U.S. segments.
•Full year diluted earnings per share were $2.63, and adjusted diluted earnings per share were $3.83. This translates to an 8.0% adjusted operating margin for the full year. A cybersecurity incident had a $0.35 per share impact in the second half of fiscal year 2023; adjusted earnings per share were $4.18 excluding the incident.
•The fourth quarter of fiscal 2023 was notable for being the first quarter in several years without pandemic-related headwinds, which included the pause the Medicaid redeterminations. The adjusted operating margin for the fourth quarter was 10% and adjusted diluted earnings per share were $1.29, or $1.38 excluding the cybersecurity incident.
•Record contract backlog of $20.7 billion at September 30, 2023, or 4 times trailing twelve months revenue, and signed contract awards totaling $6.1 billion in fiscal year 2023.

36	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Key Fiscal Year 2023 Compensation Actions
In determining the compensation of our executive officers, the Compensation and Human Resources Committee took into account the following:
•Our financial and operating performance, measured by attainment of specific objectives including a variety of organizational financial and non-financial measures
•The duties, responsibilities, and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the business operations or functions for which the executive is personally responsible and accountable
•Total overall compensation levels, as well as the mix of salary, cash bonus incentives, and equity incentives
•Comparative industry market data to assess compensation competitiveness
•Internal pay equity considerations
•Adjustments to base salary and bonus targets to ensure market competitiveness for our key executives.
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation and Human Resources Committee during fiscal year 2023 are set forth below.

MAXIMUS 2024 PROXY STATEMENT	37

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents

Compensation Component	Link to Business and Talent Strategies	Fiscal Year 2023 Compensation Actions

Base Salary (Page 44)	•Competitive base salaries reflect each NEO’s skills, experience, and responsibilities to provide regular fixed income and help attract and retain executive talent.
•Mr. Caswell did not receive a base salary increase.
•Mr. Mutryn received a larger than normal increase in fiscal year 2023 to bring him above the 25th percentile of market.
•Several other NEOs received a base increase to bring their base pay closer to the median of our peers and market.

Executive Bonus Plan (“EBP”) Compensation (Page 45)
•Focus executives on achieving annual financial and non-financial results that are key indicators of annual financial and operational performance.
EBP pool is funded based on four metrics:
•Net Operating Income (65%)
•New Contract Awards (20%)
•Diversity, Equity, and Inclusion (7.5%)
•Employee Engagement (7.5%)
Individual payouts are determined based on the achieved results against pre-established performance targets and the Compensation and Human Resources Committee’s assessment of the individual contribution of each NEO.

•Net Operating Income achieved 96.6% of target performance. New Contracts Awards was below threshold performance. Employee Engagement was at threshold and while Maximus' efforts and continued focus on improving DE&I we're highlighted by the Compensation and Human Resources Committee, threshold was missed as overall hiring levels were down from historical levels.
•The EBP payouts for the CEO and other NEOs, based on the compensation formulas, were 59.0% of target.
•Consistent with the conditions of the EBP, as of the beginning of the year, the Committee has the authority to adjust the bonus pool funding by up to +/- 25%. The Committee increased the bonus pool primarily recognizing the impact on Net Operating Income of the initial phases of certain investments that were not contemplated during target setting for fiscal year 2023 and the increased effort required by management that, while being recognized for future periods, will be included in the target goals.
•In total, the Compensation and Human Resources Committee approved overall EBP pool funding of 73.0% of target, subject to individual performance achievement, for fiscal year 2023.

Long-Term Incentive Plan Compensation (Page 49)
•Fiscal 2023 annual equity-based awards consist of restricted stock units (RSUs) and performance stock units (PSUs).
•PSUs vest based on our performance against two pre-established metrics: diluted earnings per share (EPS) and relative Total Shareholder Return (TSR).
•RSUs and PSUs provide focus on our long-term financial objectives, stock price growth, and our talent retention objectives.

•RSUs vest over three years, in equal annual installments.
•PSUs cliff-vest at the end of the three-year performance period subject to achieving pre-set EPS and relative TSR performance targets.
•EPS PSUs vest after three years but are divided into three equal tranches that each have a target goal for annual earnings per share.
•TSR PSUs vest after three years based on our relative TSR performance evaluated against S&P 400 Value index.

38	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2023 Say-On-Pay Vote
At the 2023 Annual Meeting of Shareholders, approximately 95.4% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation and Human Resources Committee will continue to regularly review, assess and, when appropriate, adjust our executive compensation program in response to shareholder feedback.
Independence Assessment of Compensation Consultant
The Compensation and Human Resources Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent consulting firm, to advise it on executive compensation programs. The Compensation and Human Resources Committee reviewed the independence of FW Cook in light of SEC rules and NYSE listing standards and has concluded that the consultant’s work for the Compensation and Human Resources Committee was independent and did not raise any conflict of interest.
Fiscal Year 2024 Compensation Program Changes
Our executive compensation program focuses our leadership team on key areas that drive the business forward and align with the long-term interests of our shareholders. The Compensation and Human Resources Committee regularly reviews and discusses our compensation program and incentive plan performance. The Compensation and Human Resources Committee considers many factors when electing to make changes to the program and for future incentive plans including market trends, input from its independent compensation consultant and shareholder feedback. For fiscal year 2024, the Compensation and Human Resources Committee is making the following changes to the current program.
•Providing modest increases to bonus targets for NEOs, not including our CEO, to further align our total compensation package to market, while keeping an appropriate mix of pay at risk.
•Updating the PSU TSR payout schedule to have the maximum payout at 200% to align with market practice.

MAXIMUS 2024 PROXY STATEMENT	39

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
•Removing the New Contract Awards metric from the EBP Plan and replacing it with Revenue to align our participants with a metric they have more direct influence over.
•Lowering the weighting of Net Operating Income from 65% to 50% and adding an Adjusted Operating Margin metric at a 15% performance weighting as we want the participants to focus on margin levels while maintaining a significant portion of the bonus on Net Operating Income.
We believe these changes will further align our executive compensation program with competitive market practice and sustained shareholder value.
How We Determine Executive Compensation
Our Executive Compensation Philosophy and Objectives
Maximus is committed to providing an executive compensation program that enables our organization to attract, develop, reward, motivate and retain top executive-level talent. Our executive team is responsible for driving our organization’s mission of Moving People Forward.
The guiding principles of our executive compensation program are:
•Performance-based and tied to individual and Company-wide achievement to motivate executives to attain the Company’s short and long-term financial and strategic objectives. Variable pay constitutes the majority of total compensation.
•Alignment with external talent markets we compete in, to support the attraction, motivation and retention of top talent while remaining competitive with Maximus peer companies.
•Fair and equitable compensation allocated based on the expected contributions of an individual along with their skills, abilities, competencies, and performance.
Our compensation program is designed to create commonality of interest between management and shareholders by tying a meaningful portion of realized compensation directly to changes in shareholder value. We consider the financial efficiency of the overall executive compensation program from taxation, accounting, and cash flow perspectives. We also consider corporate governance best practices and input from our shareholders whether through Say-on-Pay proxy voting or outreach initiatives.

40	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Practices
The Compensation and Human Resources Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with shareholder interests. Our executive compensation practices include the following, each of which the Compensation and Human Resources Committee believes reinforces our executive compensation objectives:

✔	Provide short-term and long-term incentive plans with performance targets aligned to business goals	✘	Do not allow directors or executives to engage in hedging or pledging of Maximus securities

✔	Maintain a Compensation and Human Resources Committee composed entirely of independent directors who are advised by an independent compensation consultant	✘	Do not encourage or reward executives for excessive, imprudent, inappropriate, or unnecessary risk-taking

✔	Require meaningful stock ownership for all senior leaders	✘	Do not backdate equity awards

✔	Require equity awards to have double trigger change in control provisions	✘	Do not provide excise tax gross-ups

✔	Complete an annual incentive compensation risk assessment	✘	Do not allow dividends or dividend equivalents on unearned performance-based awards

✔	Require cash and equity incentive awards for all executive officers to be subject to clawback and cancellation provisions including meeting the newly released SEC requirements	✘	Do not allow repricing of underwater stock options without shareholder approval

✔	Strong shareholder and stakeholder engagement	✘	Do not provide excessive perquisites

MAXIMUS 2024 PROXY STATEMENT	41

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
Oversight Responsibilities for Executive Compensation
The table below summarizes the key oversight responsibilities for executive compensation.

Compensation and Human Resources Committee
•Establishes executive compensation philosophy
•Approves incentive compensation programs and target performance expectations for the short-term and long-term incentive awards
•Approves all compensation actions for the CEO and other NEOs

Independent Board Members	•Assess performance of the CEO

Independent Committee Consultant
•Provides independent advice, research, and analytical services on a variety of subjects to the Compensation and Human Resources Committee, including compensation of executive officers, non-employee director compensation, annual compensation programs risk assessment, and executive compensation trends
•Participates in Committee meetings as requested and communicates with the Chair of the Compensation and Human Resources Committee between meetings
•In fiscal year 2023, FW Cook served as an independent compensation consultant to the Compensation and Human Resources Committee and reported solely to the Compensation and Human Resources Committee; has not performed any other services for the Company nor has economic or other ties to the Company

CEO and Management
•Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation and Human Resources Committee, which makes the final decisions, with input from FW Cook, as appropriate
•Responsible for the administration of the compensation programs once Compensation and Human Resources Committee decisions are finalized

Peer Group Selection and Market Data
The Compensation and Human Resources Committee uses comparative industry data to assist it in evaluating our executive compensation program. With the assistance of the independent compensation consultant, the Compensation and Human Resources Committee reviews elements of our executive compensation program against a group of peer companies that are similar in business operations, size, scope, and complexity through the use of public filings and survey data. Maximus may vary from the median in terms of pay mix and total compensation as we view market data as a reference rather than a determining factor in compensation decisions.

42	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
For purposes of fiscal year 2023 compensation, the Compensation and Human Resources Committee reviewed compensation practices for the following comparable companies based on analysis provided by FW Cook. Based on the criteria discussed above, the Compensation and Human Resources Committee decided to add Conduent, Parsons, WEX, and AMN Healthcare Services to the compensation peer group. These additions reflect our peer review methodology and are comparable to Magellan Health, Inc and ManTech International which were removed from the peer group this year. Entities were removed either through their acquisition by another company or, in the case of Allscripts Healthcare Services, where the Compensation and Human Resources Committee identified a better comparator in AMN Healthcare

AMN Healthcare Services, Inc.	KBR, Inc.
Booz Allen Hamilton Holding Corp.	Leidos Holdings, Inc.
CACI International	Parsons Corporation
Conduent, Inc.	Science Applications International Corp.
Gartner, Inc.	Tetra Tech, Inc.
Genpact Limited	WEX, Inc.
ICF International
The Compensation and Human Resources Committee believes that this peer group was appropriate as it represented a comparable group of public companies with similar business models and of similar revenue size. At the time the compensation peer group for fiscal 2023 was approved, the Company was at the 46th percentile for revenue, and 31st percentile for total assets compared to the new compensation peer group.
As there is limited data on positions other than the CEO and CFO in the peer group data, the Compensation and Human Resources Committee also reviews data from national survey sources related to general industry, when it considers the market competitiveness of NEO compensation levels and/or market practices. The Compensation and Human Resources Committee does not review the specific companies included in these surveys and the data presented to the Compensation and Human Resources Committee is general and not specific to any particular subset of companies.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
Fiscal Year 2023 Named Executive Officer Compensation
Fiscal Year 2023 Compensation Snapshot
The Company’s fiscal year 2023 executive compensation program can be summarized as follows:
Fiscal Year 2023 Total Direct Compensation Elements

	Base Salary	Annual Cash Incentive (Bonus)	PSU	RSU

Who Receives	CEO & Other NEOs ----------------------------------------------------------------------------------------------------------------▶

When Granted	Annually --------------------------------------------------------------------------------------------------------------------------------▶

Form of Delivery	Cash ------------------------------------------------------------▶		Equity ----------------------------------------------------------▶

Type of Performance	Short-term emphasis (fixed)	Short-term emphasis (variable at-risk)	Long-term emphasis (variable at-risk)

Performance Period	1 year	1 year	3 years (cliff-vest)	3 years (ratable annually)

How Payout Determined	Compensation and Human Resources Committee determination	Pre-established formula. Compensation and Human Resources Committee maintains +/- 25% pool modifier	Value of PSUs at vesting is tied to achieved performance results against pre-established metrics and our stock price performance	Ongoing service through each applicable vesting date

Fiscal Year 2023 Performance Measures	Individual. Base salary adjustments to align key executives with the market and relative to their peers.	Net Operating Income; New Contract Awards; Strategic, non-financial objectives	Earnings per Share Growth; Relative TSR	Stock price

Base Salary
Our base salary philosophy is to provide market competitive fixed income to our executive officers in amounts that attract and retain individuals with a broad, proven track record of performance. In general, we offer base salaries at or around the median of market practice among the peer group of comparable companies. Individual salaries can be above or below the median based on individual skills, experience, performance, tenure, and scope of responsibility of the incumbent, as well as the difficulty of replacing an incumbent and importance of the position to our Company. Salaries may exceed market medians for those whose skills are superior to typical executives with similar responsibilities, for those who hold positions that are broader in scope than their peers or who are uniquely important to the Company.

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Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Adjustments to base salary are made based on (i) competitive practices among our peer group, as well as broader industry practices, (ii) our Company’s financial or individual performance in the prior year and expectations for the coming year, and (iii) qualitative assessments of the nature of the position, as well as the contribution, performance, and experience of the executive officer. In fiscal year 2023, the Compensation and Human Resources Committee chose to adjust the base salaries for some of the NEOs to maintain market competitiveness. Mr. Caswell received no increase in fiscal year 2023. David Mutryn was below the 25th percentile of market in fiscal year 2022, based on the performance of the Company and his position compared to market the Compensation and Human Resources Committee decided to increase his salary within the 25th and 50th percentiles of market.

	Fiscal Year 2022 Base Salary	Increase (%)	Fiscal Year 2023 Base Salary

Bruce L. Caswell	$850,000	0.0%	$850,000
David W. Mutryn	$475,000	22.1%	$580,000
Teresa A. Weipert	$575,000	4.3%	$600,000
Ilene R. Baylinson	$530,000	0.0%	$530,000
David R. Francis	$500,000	3.0%	$515,000
Executive Bonus Plan
The Compensation and Human Resources Committee attempts to set targets for the EBP (our annual cash incentive plan) within the range of the market median. As a result, annual cash compensation (base salary plus annual cash incentive) targets also generally approximate the market median.
Our short-term incentive plan is governed by the following considerations:
•Tying metrics and key indicators to the Company’s short-term strategic and financial objectives
•Establishing performance goals that are reasonably achievable with effort and viewed as fair, while at the same time, encouraging stretch performance
•Identifying metrics are within line-of-sight that can be influenced by the executives participating in the plan and for which there is accountability
•Basing annual incentive payouts earned on overall Company, as well as individual, performance
The Compensation and Human Resources Committee determined the fiscal year 2023 annual cash incentive awards for the NEOs using the following framework:

Base Salary	X	Annual Target Percentage	X	EBP Performance	X	Individual Performance	ñ	Earned Award

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
The target annual cash incentive opportunity as a percent of annual base salary for each of our NEOs in fiscal year 2023 was as follows:

	Fiscal Year 2022 Target Annual Incentive as Percent of Base Salary (%)	Year Over Year Increase to Bonus Target (%)	Fiscal Year 2023 Target Annual Incentive as Percent of Base Salary (%)

Bruce L. Caswell	150%	0%	150%
David W. Mutryn	65%	5%	70%
Teresa A. Weipert	65%	10%	75%
Ilene R. Baylinson	65%	5%	70%
David R. Francis	65%	5%	70%
Our annual performance metrics are established with due consideration for the cyclical nature of our business and evolving government programs. This helps avoid inadvertently discouraging management from pursuing opportunities that involve start-up investments or losses that could deliver long-term financial benefits to the Company but might adversely affect near-term financial results and potential rewards. The Company sets metric targets by building a model that aligns with the Company’s internal business plan. The metrics are designed with rigor and their achievement is not guaranteed. All performance metrics are adjusted to eliminate the effects of currency fluctuations from budget, goodwill, mergers and acquisitions, changes in accounting standards, legal settlements or recoveries, and any gains or losses from discontinued businesses as well as other factors deemed appropriate by the Compensation and Human Resources Committee. For our non-financial metrics, we use both historical internal data and external benchmark data to set goals.
The participants in our EBP, as recommended by the CEO and determined by the Compensation and Human Resources Committee, include our NEOs and approximately 25 other key executives (individuals that the CEO believes have the ability to directly deliver the results necessary to achieve the objectives). The metrics used in the EBP were Net Operating Income, New Contract Awards, Diversity, Equity, and Inclusion ("DE&I"), and Employee Engagement. We chose the metrics for the following reasons:
•Net Operating Income: demonstrates both our financial and operational success and is our most heavily weighted metric.
•New Contract Awards: demonstrates new customer growth and is indicative of future success and growth for the organization.
•DE&I and Employee Engagement: these two goals were chosen as the fiscal year 2023 strategic, non-financial goals as we believe they are essential to demonstrating that Maximus is committed to maintaining and improving a strong relationship with its entire workforce. Our DE&I target is focused on making organizational improvements related to our U.S. DE&I strategy and our Engagement target is tied to our global employee net promoter score (eNPS) as ascertained through our global employee engagement survey and more frequent quarterly survey pulse checks. The targets for both DE&I and Employee Engagement are set with a mind towards external benchmarks and are challenging and their achievement is not guaranteed. In support of these goals, we have launched seven employee resource groups (ERGs), delivered unconscious bias training to all people managers, supported our staff in targeted professional development, enhanced our global employee wellbeing resources, reduced medical deductibles, introduced a PPO plan, and funded an employee assistance fund for employees experiencing hardships.

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Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
For fiscal year 2023, the goals for the original metrics used to fund the bonus were as follows:

Metric	Weight	2022 Actual	2023 Target	2023 Actual

Net Operating Income	65%	$311M	$315M	$304M
New Contract Awards	20%	$2.05B	$2.20B	$1.28B
DE&I	7.5%	133% of DE&I Target Goal	100% of DE&I Target Goal	60% of DE&I Target Goal
Employee Engagement	7.5%	280% Increase	16% Increase	5% Increase
In aggregate, payout opportunities for achieving threshold, target, and outperform levels of achievement are 40%, 100%, and 220%. Each of the metrics in the EBP are subject to interpolation between points, and extrapolation for performance delivered in excess of the outperform goal. The target performance goal, actual achievement, and resulting component payout achievement for each metric, are set forth below:

	Threshold	Target	Outperform	Actual	Payout Achievement	Component Payout

Net Operating Income ($ millions)	$268M	$315M	$362M	$304M	86%	56.0%
New Contract Awards ($ billions)	$1.65B	$2.20B	$2.75B	$1.28B	0%	0.0%
DE&I	75% of DE&I Target	100% of DE&I Target	125% of DE&I Target	60% of DE&I Target	0%	0.0%
Engagement	5% Increase	16% Increase	26% Increase	5% Increase	40%	3.0%
Weighted Average Payout for Goals: 59.0%
Committee Approved Adjustment (+/- 25%): 14%
Final Executive Bonus Pool Funding: 73.0%

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
Determination of Fiscal Year 2023 Annual Cash Incentive Awards
The Compensation and Human Resources Committee made the decision to adjust the overall EBP pool funding from the earned funding of 59% to 73%, subject to individual performance achievement, for fiscal year 2023. Consistent with the conditions of the EBP, as of the beginning of the year, the Compensation and Human Resources Committee used their authority to adjust the bonus pool funding by up to +/- 25% to increase the bonus pool by 14% primarily recognizing the impact on Net Operating Income of the initial phases of certain investments that were not contemplated during target setting for fiscal year 2023, while the related savings will be included in future targets, and the increased effort required by management to implement these investments.

	Target Annual Cash Incentive Opportunity ($)	Annual Cash Incentive Paid ($)	% of Target

Bruce L. Caswell	1,275,000	892,500	70.0
David W. Mutryn	406,000	294,350	72.5
Teresa A. Weipert	450,000	360,000	80.0
Ilene R. Baylinson	371,000	306,075	82.5
David R. Francis	360,500	261,363	72.5
Individual Performance
Individual goals and performance were used to differentiate bonus payouts above or below the 73% overall funding. The Compensation and Human Resources Committee considered the impact each NEO had on the organization’s overall goals and their individual business lines when determining the NEOs payouts.

Bruce L. Caswell	Finished the year with $4.9 billion in revenue, beating fiscal year 2023 budget. New Contract Awards missed fiscal year 2023 target. Signed Contract awards in the fiscal year of $6.1 billion, which includes successfully defending key recompetes. Contract backlog increased to $20.7 billion, over four times our trailing revenue.

David Mutryn	Led significant margin improvement initiatives and portfolio reshaping in our Outside the U.S. portfolio. Managed cash and working capital and successfully de-levered the company. Drove meaningful improvement to Enterprise Risk Management process and Employee Engagement in the Finance & Accounting function.

Teresa A. Weipert	Achieved target for both revenue and operating income. Key contract wins in strategic Federal agencies and successful execution on expanding programs.

Ilene R. Baylinson	Exceeded revenue and profit targets in fiscal year 2023.

David R. Francis	Helped navigate and mitigate expenses related to a cybersecurity incident.

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Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Program
Long-term incentive (“LTI”) opportunities are generally established so that, when combined with salary and target annual bonus, target total direct compensation (“TDC”) falls at the approximate median of market levels. Realized LTI and TDC will then vary from the median based on actual financial and stock price performance.
Our LTI program is forward-looking, so executives are issued consistent target awards annually. However, at times, they can also consider Company and individual performance during the prior fiscal year, as well as retention objectives for each executive. We manage our plans carefully to avoid excessive levels of shareholder value transfer in relation to peer companies. Additionally, we believe that the aggregate LTI cost must be reasonable in comparison to our peer companies, and the cost implications of such plans must be supported by our Company’s annual and longer-term operating plans.
Each NEO has an annual long-term equity incentive target grant denoted in terms of a dollar value, which was allocated between PSUs and RSUs. Details on the types of equity awards granted are provided in the table below.

Equity Award	Weighting	Rationale and Key Features

PSUs	100% CEO / 50% other NEOs
•Incentivize our executive officers to achieve specific measurable financial performance and shareholder return over a three-year performance cycle.
•The PSUs are split evenly, on a value basis, between PSUs that are based on 3-year relative TSR performance (“TSR PSUs”) and PSUs that are based on annual adjusted EPS growth (“EPS PSUs”).
•Earned shares vest and are issued at the end of the 3-year performance cycle and payouts can range from 0%-150% for the TSR PSUs and 0%-200% for the EPS PSUs.

RSUs	0% CEO / 50% other NEOs
•Align pay and company performance as reflected in our stock price.
•Encourage retention of our executive officers' services and promote ownership by our executives in Company stock.
•RSUs vest in one-third installments at the end of each of the first three years following grant.

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PSU Performance Metrics
The performance measures and weightings for the fiscal year 2023 PSU awards are as follows:

Performance Measures	Weighting	Description

Relative TSR	50%
•The TSR PSUs may be earned based on the Company’s TSR relative to the S&P 400 Value index, measured over a three-year performance period.
•TSR PSUs require performance to be at the 50th percentile relative to the S&P 400 Value index comparator group for target vesting, and minimum performance to be at the 25th percentile relative to the comparator group for any vesting to occur. The maximum payout of 150% of target requires TSR performance to be at the 75th percentile or greater relative to the comparator group.

Adjusted EPS Growth	50%
•The EPS PSUs are separated into three tranches and may be earned based on fiscal year 2023, 2024, and 2025 performance, and then cliff vest at the end of a three-year vesting period to further align compensation outcomes with the long-term interests of the Company’s shareholders.
•The initial target annual adjusted EPS growth is measured at a forecasted target with +5% being a maximum payout and -5% being zero payout. After the first year, target is set at a 5% increase over the prior year’s actual adjusted EPS. Each tranche will be earned based on the extent to which the Company achieves the applicable level of adjusted EPS growth over the immediately preceding fiscal year’s adjusted EPS result (i.e., each fiscal year’s actual result forms the baseline for the immediately following fiscal year’s performance measurement adjusted for the effects of changes in tax rate and weighted shares outstanding. The effects of acquisitions and other adjustments are applied to each respective period.). For threshold payout, the adjusted EPS growth must be at least 2% and maximum payout requires an increase of 10% or more.
•“Annual EPS Growth” is defined as year over year growth of the Company’s adjusted EPS. “adjusted EPS” is defined as the Company’s fully diluted EPS, as adjusted for the positive or negative effect of: goodwill and intangible asset impairments; any changes in the effective income tax rate; changes in weighted average shares outstanding; contributions to the Maximus Foundation or other tax-exempt organizations; merger, acquisition and divestiture expenses; the amortization of intangible assets; the portion of gains or losses on disposals of assets in excess of $1 million (for the avoidance of doubt, the first $1 million is not adjusted); changes in accounting standards; the portion of legal settlements or recoveries in excess of $3 million (for the avoidance of doubt, the first $3 million is not adjusted); the portion of gains or losses from discontinued businesses in excess of $1 million (for the avoidance of doubt, the first $1 million is not adjusted); and the portion of acquisitions that have an accretive or dilutive impact in the year the acquisition occurs or in the following year in excess of $0.05 per share to either year (for the avoidance of doubt, the first $0.05 per share is not adjusted.

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Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2023 LTI NEO Awards
During fiscal year 2023, the Compensation and Human Resources Committee approved the grant of the following annual PSUs and RSUs.

	PSU		RSU
	Award (#)	Target Value ($)(1)	Award (#)	Target Value ($)(1)

Bruce L. Caswell	71,276	5,000,011	—	—
David W. Mutryn	9,922	696,028	6,614	463,972
Teresa A. Weipert	7,698	540,015	5,132	360,010
Ilene R. Baylinson	5,666	397,470	5,666	397,470
David R. Francis	5,506	386,246	5,506	386,246
1.Target Value is based on the fair market value of the stock price, $70.15, as of the grant date.
2021 Relative TSR Grant Vesting Achievement
Relative TSR PSUs with a three-year performance period were previously reported in our proxy statement for the 2022 annual meeting at fair value at the time of grant. The 2021 relative TSR PSU awards compared Maximus' relative TSR, relative to other companies in the S&P 400 index (companies in the Index at the start of the performance period and that remained publicly traded at the conclusion of the performance period), and set the payout scale (% of target) as shown in the following table:

TSR Ranking	Target Shares Earned (%)

Below 25th percentile	Zero
25th percentile	50
50th percentile	100
75th percentile or more	150

MMS Ranking	Payout Percentage (%)

41st Percentile	82

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
Vesting Achievement Under the Third Tranche of the Fiscal 2021-2023 PSU Award Cycle
The target adjusted EPS for fiscal year 2023 was $3.26 and the actual adjusted EPS for fiscal year 2023 was $2.57.
The following table shows the performance of the second tranche of the Fiscal 2021-2023 EPS PSUs and the degree of attainment of the goals and resulting outcome.

	Annual EPS Growth(1) Performance Range
	Threshold	Target	Stretch	Maximum	Fiscal 2023 Actual	Earned PSUs (as % of Target)

Earned PSUs as a % of Target	50%	100%	150%	200%
Fiscal 2023 Adjusted EPS Growth	2%	5%	7.5%	10% or more	-17.1%	0%
1.Adjusted EPS, as used for the Fiscal 2021-2023 EPS PSUs, is a non-GAAP measure and is adjusted EPS as shown in Item 7 of our Annual Report on Form 10-K and then further adjusted to include the amortization of intangible assets and exclude (i) any changes in the effective income tax rate, (ii) changes in weighted average shares outstanding, (iii) contributions to the Maximus Foundation or other tax-exempt organizations, (iv) merger and acquisition expenses, (v) the portion of gains or losses on disposals of assets in excess of $1 million, (vi) changes in accounting standards, (vii) the portion of legal settlements or recoveries in excess of $3 million, (viii) the portion of gains or losses from discontinued businesses in excess of $1 million and (ix) the portion of acquisitions that have an accretive or dilutive impact in the year the acquisition occurs or in the following year in excess of $0.05 per share to either year. Because of these adjustments to adjusted EPS, adjusted EPS as used for the Fiscal 2021-2023 EPS PSUs is not the same as adjusted EPS reported in Item 7 of our Annual Report on Form 10-K.
The target number of EPS PSUs and actual number of earned EPS PSUs for the fiscal year 2021-2023 award cycle is summarized in the table below:

	Target Number of PSUs in Each Vesting Tranche	Earned PSUs During Each Year of the Three-Year Performance Period(1)(2)
		First Tranche (200%)	Second Tranche (0%)	Third Tranche

Bruce L. Caswell	5,301	10,602	0	0
David W. Mutryn(3)	N/A	N/A	N/A	N/A
Teresa A. Weipert(3)	N/A	N/A	N/A	N/A
Ilene R. Baylinson	1,152	2,304	0	0
David R. Francis	864	1,728	0	0
1.EPS PSUs are eligible for dividend equivalents, which are subject to the same vesting conditions as the associated equity awards, during the vesting period.
2.To the extent that actual EPS growth falls between any two of the values indicated in the table above, the number of earned EPS PSUs will be determined by the Committee based on an interpolation between the applicable values.
3.Mr. Mutryn and Ms. Weipert were not NEOs in fiscal year 2021.

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Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Vesting Achievement Under the Second Tranche of the Fiscal 2022-2024 PSU Award Cycle
The target adjusted EPS for fiscal year 2023 was $3.26 and the actual adjusted EPS for fiscal year 2023 was $2.57.
The following table shows the performance of the first tranche of the Fiscal 2022-2024 EPS PSUs and the degree of attainment of the goals and resulting outcome. In the normal course, the earned PSUs will be subject to time-based vesting until September 30, 2024.

	Annual EPS Growth(1) Performance Range
	Threshold	Target	Stretch	Maximum	Fiscal 2023 Actual	Earned PSUs (as % of Target)

Earned PSUs as a % of Target	50%	100%	150%	200%
Fiscal 2023 Adjusted EPS Target	2%	5%	7.5%	10%	-17.1%	0%
1.Adjusted EPS, as used for the Fiscal 2022-2024 EPS PSUs, is a non-GAAP measure and is adjusted EPS as shown in Item 7 of our Annual Report on Form 10-K and then further adjusted to include the amortization of intangible assets and exclude (i) any changes in the effective income tax rate, (ii) changes in weighted average shares outstanding, (iii) contributions to the Maximus Foundation or other tax-exempt organizations, (iv) merger and acquisition expenses, (v) the portion of gains or losses on disposals of assets in excess of $1 million, (vi) changes in accounting standards, (vii) the portion of legal settlements or recoveries in excess of $3 million, (viii) the portion of gains or losses from discontinued businesses in excess of $1 million and (ix) the portion of acquisitions that have an accretive or dilutive impact in the year the acquisition occurs or in the following year in excess of $0.05 per share to either year. Because of these adjustments to adjusted EPS, adjusted EPS as used for the Fiscal 2022-2024 EPS PSUs is not the same as adjusted EPS reported in Item 7 of our Annual Report on Form 10-K.
The target number of EPS PSUs and actual number of earned EPS PSUs for the fiscal year 2022-2024 PSU award cycle is summarized in the table below:

	Target Number of PSUs in Each Vesting Tranche	Earned PSUs During Each Year of the Three-Year Performance Period(1)(2)
		First Tranche (0%)	Second Tranche	Third Tranche

Bruce L. Caswell	5,658	0	0	Fiscal 2024 Performance Period Has Not Completed
David W. Mutryn	769	0	0
Teresa A. Weipert	923	0	0
Ilene R. Baylinson	923	0	0
David R. Francis	769	0	0
1.EPS PSUs are eligible for dividend equivalents, which are subject to the same vesting conditions as the associated equity awards, during the vesting period.
2.To the extent that actual EPS growth falls between any two of the values indicated in the table above, the number of earned EPS PSUs will be determined by the Committee based on an interpolation between the applicable values.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
Vesting Achievement Under the First Tranche of the Fiscal 2023-2025 PSU Award Cycle
The target adjusted EPS for fiscal year 2023 was $4.02 and the actual adjusted EPS for fiscal year 2023 was $3.76.
The following table shows the performance of the first tranche of the Fiscal 2023-2025 EPS PSUs and the degree of attainment of the goals and resulting outcome. In the normal course, the earned PSUs will be subject to time-based vesting until September 30, 2025.

	Annual EPS Growth(1) Performance Range
	Threshold	Target	Stretch	Maximum	Fiscal 2023 Actual	Earned PSUs (as % of Target)

Earned PSUs as a % of Target	50%	100%	150%	200%
Fiscal 2023 Adjusted EPS Target	$3.82	$4.02	$4.12	$4.22	-6.47%	0%
1.Adjusted EPS, as used for the Fiscal 2023-2025 EPS PSUs, is a non-GAAP measure and is adjusted EPS as shown in Item 7 of our Annual Report on Form 10-K and then further adjusted to exclude (i) any changes in the effective income tax rate, (ii) changes in weighted average shares outstanding, (iii) contributions to the Maximus Foundation or other tax-exempt organizations, (iv) merger and acquisition expenses, (v) the portion of gains or losses on disposals of assets in excess of $1 million, (vi) changes in accounting standards, (vii) the portion of legal settlements or recoveries in excess of $3 million, (viii) the portion of gains or losses from discontinued businesses in excess of $1 million and (ix) the portion of acquisitions that have an accretive or dilutive impact in the year the acquisition occurs or in the following year in excess of $0.05 per share to either year. Because of these adjustments to adjusted EPS, adjusted EPS as used for the Fiscal 2023-2025 EPS PSUs is not the same as adjusted EPS reported in Item 7 of our Annual Report on Form 10-K.
The target number of EPS PSUs and actual number of earned EPS PSUs for the fiscal year 2023-2025 PSU award cycle is summarized in the table below:

	Target Number of PSUs in Each Vesting Tranche	Earned PSUs During Each Year of the Three-Year Performance Period(1)(2)
		First Tranche (0%)	Second Tranche	Third Tranche

Bruce L. Caswell	11,879	0	Fiscal 2024 Performance Period Has Not Completed	Fiscal 2025 Performance Period Has Not Commenced
David W. Mutryn	1,654	0
Teresa A. Weipert	1283	0
Ilene R. Baylinson	944	0
David R. Francis	918	0
1.EPS PSUs are eligible for dividend equivalents, which are subject to the same vesting conditions as the associated equity awards, during the vesting period.
2.To the extent that actual EPS growth falls between any two of the values indicated in the table above, the number of earned EPS PSUs will be determined by the Committee based on an interpolation between the applicable values.

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Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation and Governance Matters
Retirement and Deferred Compensation Plans
We provide additional compensation to our executive officers through various plans which are also available to some or all of our employees. Those plans include our 401(k) plan and our deferred compensation plan. We maintain the 401(k) plan for our employees, including our executives, because we wish to encourage employees to save some percentage of their cash compensation for their eventual retirement. The 401(k) plan permits employees to make such savings in a manner that is tax efficient. Maximus also maintains a non-tax-qualified deferred compensation plan that allows participants to save for the future on a tax-deferred basis. The plan is generally available to highly-compensated employees who desire to save more than permitted under the 401(k) plan. See the Supplemental Discussion of the Deferred Compensation Plan.
Perquisites and Other Benefits
To promote our executives’ health and well-being, Maximus offers an annual healthcare screening for eligible executives and enhanced disability benefits. The Company also offers the opportunity for eligible executives’ access to paid financial planning services.
Executive Stock Ownership
Maximus has adopted executive stock ownership guidelines to encourage the retention of our common shares and share equivalents delivered to executives through the compensation program. Retention of equity is critical to the Company’s ability to create commonality of interest between management and shareholders by tying the value of compensation already paid to future changes in shareholder value. Accumulation of equity therefore encourages a partnership-like environment where executives behave like owners rather than employees. The CEO must hold six times his base salary in fully owned shares, including vested stock awards that were elected to be deferred, and unvested time-based RSUs, but excluding unvested PSUs, while all other NEOs must hold two times their base salary. As of September 30, 2023, all NEOs had met their shareholding requirements except Ms. Weipert who still has two years to meet the requirement.
Anti-Hedging and Anti-Pledging Policies
The Company’s Insider Trading Policy prohibits directors, officers, and employees from selling short or purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Maximus securities, including the trading of those securities on margin. It also prohibits those parties from pledging Maximus securities (including incurring margin debt against those shares).
Compensation Recovery (“Clawback”) Policy
Under the Company's Compensation Recovery Policy, the Board of Directors may, consistent with applicable law, cancel or require reimbursement of any incentive compensation (which includes bonuses, other short-term and long-term non-equity incentive compensation and equity-based incentive compensation) received by an executive officer, if and to the extent that (i) the amount of the bonus or other incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (ii) if the Board determines that Incentive Compensation was based on performance achievement that was calculated by the Company in a materially inaccurate manner, and (iii) the individual engaged in egregious conduct that is substantially detrimental to the Company (whether financially, reputationally or otherwise). In such cases, the Company may recover from the executive officer the amount by which the actual incentive payment or equity

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
award for the relevant period exceeded the amount that the executive officer would have received based on the restated results, except in the case of egregious conduct where the board shall determine the amount of Incentive Compensation to recoup based on the following factors:
•the amount of Incentive Compensation received by the Covered Executive that exceeds the amount of Incentive Compensation that otherwise would have been received or granted had the Covered Executive’s egregious conduct substantially detrimental to the Company been known
•the relative fault or degree of involvement by the Covered Executive
•the relative impact of the Covered Executive’s conduct on the Company and the magnitude of any restatement, loss or variance from budget or plan; and/or any other facts and circumstances determined relevant by the Board, in its sole discretion
The Compensation Recovery Policy is posted on the Company's website under “Investor Relations - Corporate Governance.”
Additionally, to comply with the mandatory new compensation recovery requirements of the SEC and the NYSE that became effective on October 1, 2023, the Company has implemented a compliant recoupment policy . The additional policy requires the Company, in the event of an accounting restatement, to recover from current and former executives any incentive-based compensation received during the three years preceding the date the Company concludes an accounting restatement is required, that would not have been paid under the restated financial statements
Severance Payments
The Company has severance guidelines for executive officers that apply in the event of a layoff or termination of employment for reasons other than cause (and not in connection with a change in control of the Company). The purpose of the guidelines is to have uniform standards that minimize the need for separately-negotiated arrangements and to provide for reasonable consideration in the event of an executive’s termination in exchange for a release of all claims against the Company.
The Company also maintains an income continuity program for executive officers that provides for severance payments and certain other benefits in the event of a change in control of the Company. The objective of that plan is to assure the Company that it will have the continued services and support of the executives notwithstanding the possibility, threat, or occurrence of a change in control. The income continuity program uses a “double trigger” such that cash-based payments to a participant under the plan are based on both a change in control of the Company as well as a qualifying termination of the participant’s employment. See Potential Payments upon Change in Control Involving Employment Termination below.
In connection with his retirement, Mr. Francis did not receive any severance payments.
Risk Assessment of Compensation Programs
The Compensation and Human Resources Committee has reviewed with FW Cook the compensation and benefit programs for the Company’s executive officers and the potential effects of those programs on individual and group behavior and on the risk profile of the Company. The Compensation and Human Resources Committee has determined that those programs do not create incentives with respect to individual or group behavior that are likely to have a material adverse effect upon the Company’s risk profile or approach to risk management.

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Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Additionally, the Company’s non-executive officer and management compensation policies and practices do not excessively incentivize or create a need for inappropriate risk-taking by its employees and therefore, it is not reasonably likely that current compensation policies and practices would have a material adverse effect on the Company.
Tax Considerations
Section 162(m) of the Code limits the deductibility of compensation paid to certain “covered employees” in excess of $1 million per year.
The Compensation and Human Resources Committee takes into consideration the potential deductibility of the compensation as one of the factors to be considered when establishing our executive compensation program. However, the Compensation and Human Resources Committee believes its primary responsibility is to provide a compensation program that attracts, retains, and rewards our executive officers critical to our success. Following the Tax Cuts and Jobs Act, the Compensation and Human Resources Committee may continue to consider tax deductibility as a factor in determining executive compensation but may not structure its compensation arrangements around tax deductibility. The Compensation and Human Resources Committee will continue to monitor the effect of tax reform on our executive compensation program.
Compensation and Human Resources Committee Report
The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with the Company’s management. Based on that review and discussion, the Compensation and Human Resources Committee recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended September 30, 2023, and this proxy statement.
FY23 Compensation and Human Resources Committee
John J. Haley (Chair)
Anne K. Altman
Raymond B. Ruddy
Michael J. Warren
Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Compensation and Human Resources Committee shall not be deemed to be “Soliciting Material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	Table of Contents
Annual Compensation of Executive Officers
Summary Compensation Table
In the tables and discussion below, we summarize the compensation earned during fiscal years 2021, 2022 and 2023 by our Chief Executive Officer, our Chief Financial Officer, and our other NEOs.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Bruce L. Caswell Chief Executive Officer and President	2023	850,000	—	5,588,751	892,500	18,689	7,349,940
	2022	823,077	—	4,682,108	765,000	16,200	6,286,385
	2021	754,247	—	4,665,684	2,475,000	11,075	7,906,006
David W. Mutryn(4) Chief Financial Officer	2023	551,731	—	1,241,956	294,350	15,189	2,103,226
	2022	443,269	—	761,154	222,300	16,200	1,442,923
Teresa A. Weipert(4) GM US Federal Services	2023	593,269	—	963,610	360,000	15,189	1,932,068
	2022	557,981	—	913,469	355,063	12,200	1,838,713
Ilene R. Baylinson GM U.S. Services	2023	530,000	—	841,741	306,075	15,189	1,693,005
	2022	525,962	—	913,469	155,025	12,450	1,606,906
	2021	518,989		1,014,252	575,000	7,350	2,115,591
David R. Francis Former General Counsel	2023	510,962	—	817,972	261,363	29,399	1,619,696
	2022	480,467	—	761,154	234,000	25,668	1,501,289
	2021	429,643	—	760,708	600,000	11,303	1,801,654
1.The amounts in this column reflect the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PSU and RSU awards granted during the applicable year. For each of the RSU and EPS PSU awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if the awards were vested and issued on the grant date. Each of the TSR PSU awards are calculated using a Monte Carlo simulation technique to return the fair value of the awards of $76.44 for awards granted in fiscal year 2021, $86.14 for awards granted in fiscal year 2022, and $86.67 for awards granted in fiscal year 2023. The amounts shown disregard estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the named executive officers. Assuming the highest level of the performance conditions is achieved, the value of the fiscal year 2023 PSU awards would be as follows: Mr. Caswell $8,750,021, Mr. Mutryn $1,218,049, Ms. Weipert $945,025, Ms. Baylinson $695,573, Mr. Francis $675,931.
2.The amounts in this column reflect annual cash incentive awards earned by our NEOs.
3.The amounts in this column reflect the Company match for 401(k) of $12,200 and $2,989 for Executive Short and Long-term Disability for all of the NEOS, $3,500 for an annual physical for Mr. Caswell, and $14,210 Mr. Francis for financial planning services.
4.Mr. Mutryn and Ms. Weipert were first designated as executive officers in fiscal year 2022.

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Supplemental Discussion of Compensation
As described below, we have entered into an employment agreement with Mr. Caswell. We have not entered into employment agreements with any of the other named executive officers. All compensation that we pay to our named executive officers is determined as described above in our “Compensation Discussion and Analysis” section.
Employment Agreement with Mr. Caswell
The Company and Mr. Caswell entered into a new employment agreement effective April 1, 2018, the date on which Mr. Caswell became Chief Executive Officer. The initial term of Mr. Caswell’s employment agreement was three years and automatically renews for successive one-year terms unless either party gives no less than three months’ prior notice of non-renewal. For fiscal year 2023, Mr. Caswell's annual base salary was $850,000 and he was eligible to receive a cash bonus under our EBP, with a targeted bonus of 150% of his base salary. For fiscal year 2023, his targeted equity award level was $5,000,000, and awards will continue to vest over their scheduled terms unless he is terminated for cause or resigns without good reason. If Mr. Caswell’s employment is terminated without cause, if Mr. Caswell terminates his employment for good reason, or if the Company elects not to renew the agreement, Mr. Caswell is entitled to receive a lump-sum severance payment equal to the greater of his base salary for the remainder of the initial term (or renewal term), or two times the sum of (a) his base salary, plus (b) the lesser of his target bonus or the actual bonus paid to him in the year prior to the termination. In addition, Mr. Caswell will receive continued vesting of his equity awards in accordance with their terms and continuation of health and welfare benefits coverage for the greater of 12 months or the remainder of the term. If his employment terminates in connection with a change in control of the Company, Mr. Caswell will be entitled to benefits under the Company’s Income Continuity Program in lieu of the severance under his employment agreement. Mr. Caswell is subject to confidentiality provisions and non-competition restrictions under the new agreement that will last until one year after the termination of his employment.
CEO Pay Ratio
In accordance with Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, the ratio of the annual total compensation of Mr. Caswell to the median of the annual total compensation of our median employee was computed to be 141 to 1 for fiscal year 2023, based on the methodology described below.
As of September 30, 2023, our total employee population consisted of approximately 39,600 individuals. We compared the annual base salary of all employees (other than Mr. Caswell), as reflected in our human resources systems of record. As part of that process, we annualized compensation of employees who were employed for less than the full fiscal year and for part-time employees based on their scheduled hours. We then identified the earned elements of the median employee’s total compensation for 2023 in accordance with the requirements of Item 402(u) of Regulation S-K resulting in annual total compensation of $52,300. The ratio of the annual total compensation of Mr. Caswell,as reported in the “Total” column of our 2023 Summary Compensation Table, to the annual total compensation of the median employee was then computed, yielding the final result . We believe this is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies, estimates and assumptions and, as result, the pay ratio reported by other companies may not be comparable to our pay ratio.

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Grants of Plan-Based Awards Table
The following table contains information concerning potential payouts under the EBP as well as actual grants of equity awards to each of the NEOs during the fiscal year ended September 30, 2023.

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards ($)(7)
Name			Threshold ($)(2)	Target ($)(3)	Outperform ($)(4)	Threshold (#)(5)	Target (#)	Maximum (#)(6)

Bruce L. Caswell		Cash	510,000	1,275,000	2,805,000					—
	11/23/2022	RSU							—	—
	11/23/2022	EPS				17,819	35,638	71,276		2,500,006
	11/23/2022	TSR				17,819	35,638	53,457		3,088,745
David W. Mutryn		Cash	162,400	406,000	893,200					—
	11/23/2022	RSU							6,614	463,972
	11/23/2022	EPS				2,481	4,961	9,922		348,014
	11/23/2022	TSR				2,481	4,961	7,442		429,970
Teresa A. Weipert		Cash	180,000	450,000	990,000					—
	11/23/2022	RSU							5,132	360,010
	11/23/2022	EPS				1,925	3,849	7,698		270,007
	11/23/2022	TSR				1,925	3,849	5,774		333,593
Ilene R. Baylinson		Cash	148,400	371,000	816,200					—
	11/23/2022	RSU							5,666	397,470
	11/23/2022	EPS				1,417	2,833	5,666		198,735
	11/23/2022	TSR				1,417	2,833	4,250		245,536
David R. Francis		Cash	144,200	360,500	793,100					—
	11/23/2022	RSU							5,506	386,246
	11/23/2022	EPS				1,377	2,753	5,506		193,123
	11/23/2022	TSR				1,377	2,753	4,130		238,603
1.These amounts reflect the potential range of payouts for threshold to outperform performance levels (there is no maximum amount that may be paid) under the 2023 EBP. Actual amounts paid for fiscal year 2023 performance are set forth in the Summary Compensation Table.

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2.Threshold has been established at 40% of the executive’s target bonus; however, that amount does not constitute a lower limit and may be exceeded depending on Company and individual performance.
3.Each executive’s target bonus is set as a percent of base pay as follows: Mr. Caswell 150%, Mr. Mutryn 70%, Ms. Weipert 75%, Ms. Baylinson 70%, and Mr. Francis 70%.
4.Outperform has been established at 220% of the executive’s target bonus; however, that amount does not constitute an upper limit and may be exceeded depending on Company and individual performance.
5.Threshold has been established at 50% of target number of shares for EPS PSUs and TSR PSUs.
6.Maximum has been established at 200% or the target number of shares for EPS PSUs and 150% for the target number of TSR PSUs.
7.The amounts in this column reflect the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of equity awards made during the applicable fiscal year under our 2021 Omnibus Incentive Plan. For each of the RSU and EPS PSU awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. For TSR PSUs awards, the grant date fair value is calculated using a Monte Carlo simulation. The amounts shown disregard estimated forfeitures.
Supplemental Discussion of Awards
Dividends are accrued on unvested RSUs and PSUs in the form of additional RSUs and PSUs. Those additional RSUs and PSUs vest over the same period and within the same parameters as the underlying awards on which they are paid. Once the RSUs and PSUs vest, they become shares of stock and are entitled to cash dividends and possess all other features of the Company’s common stock. RSU awards vest in equal installments over three years and PSU awards vest after three years and upon certification of performance by the Compensation and Human Resources Committee.

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Outstanding Equity Awards at Fiscal Year-End Table
In the table below, we list information on the holdings of unvested stock awards as of September 30, 2023, for each of the NEOs.

Name	RSU or PRSU Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Bruce L. Caswell	11/18/2019	11,985	(2)	895,040
	11/22/2021	7,748	(4)	578,621
	11/22/2021				5,811	(5)	433,965
	11/22/2021				17,434	(6)	1,301,971
	11/25/2022				24,005	(8)	1,792,693
	11/25/2022				36,008	(9)	2,689,077
David W. Mutryn	11/18/2019	632	(2)	47,198
	9/14/2020	3,690	(3)	275,569
	11/22/2021	1,579	(4)	117,920
	11/22/2021				790	(5)	58,997
	11/22/2021				2,369	(6)	176,917
	11/25/2022	4,455	(7)	332,699
	11/25/2022				3,342	(8)	249,581
	11/25/2022				5,012	(9)	374,296
Teresa A. Weipert	11/22/2021	1,894	(4)	141,444
	11/22/2021				948	(5)	70,797
	11/22/2021				2,843	(6)	212,315
	11/25/2022	3,456	(7)	258,094
	11/25/2022				2,593	(8)	193,645
	11/25/2022				3,889	(9)	290,431
Ilene R. Baylinson	11/18/2019	3,268	(2)	244,054
	11/22/2021	1,894	(4)	141,444
	11/22/2021				948	(5)	70,797
	11/22/2021				2,843	(6)	212,315
	11/25/2022	3,816	(7)	284,979
	11/25/2022				1,909	(8)	142,564
	11/25/2022				2,862	(9)	213,734
David R. Francis	11/18/2019	2,315	(2)	172,884
	11/22/2021	1,579	(4)	117,920
	11/22/2021				790	(5)	58,997
	11/22/2021				2,369	(6)	176,917
	11/25/2022	3,721	(7)	277,884
	11/25/2022				1,855	(8)	138,531
	11/25/2022				2,782	(9)	207,760
1.The market value of the RSUs and PSUs is based on the $74.68 closing price of a share of our common stock as of September 29, 2023, the last trading day of our fiscal year as reported on the NYSE.

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2.RSUs will vest on September 30, 2024, the fifth year after the year of grant.
3.RSUs will vest on September 30, 2024, the fourth year after the year of grant.
4.RSUs will vest on September 30, 2024, the third year after the year of grant.
5.The EPS PSUs will vest on September 30, 2024, according to the performance criteria. The settlement date and the determination of the total amount of shares earned under this award when the Compensation and Human Resources determines the performance of the EPS PSUs no later than two and a half months following the vesting date.
6.The TSR PSUs will vest on September 30, 2024, according to the performance criteria. The settlement date and the determination of the total amount of shares earned under this award when the Compensation and Human Resources determines the performance of the TSR PSUs no later than two and a half months following the vesting date.
7.One-half of the RSUs will vest on each of September 30, 2024, and September 30, 2025, the second, and third years, respectively, after the year of grant.
8.The EPS PSUs will vest on September 30, 2025, according to the performance criteria. The settlement date and the determination of the total amount of shares earned under this award when the Compensation and Human Resources determines the performance of the EPS PSUs no later than two and a half months following the vesting date.
9.The TSR PSUs will vest on September 30, 2025, according to the performance criteria. The settlement date and the determination of the total amount of shares earned under this award when the Compensation and Human Resources determines the performance of the TSR PSUs no later than two and a half months following the vesting date.
Stock Vested Table
In the table below, we list information on the vesting of stock awards during the year ended September 30, 2023, for each of the named executive officers.

	Stock Awards Vested
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Bruce L. Caswell	68,187	5,092,205
David W. Mutryn	8,825	659,051
Teresa A. Weipert	4,792	357,867
Ilene R. Baylinson	19,461	1,453,347
David R. Francis	14,287	1,066,953
1.The value realized on vesting is calculated as the number of shares acquired on vesting multiplied by the market value of the underlying shares on the vesting date.

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Nonqualified Deferred Compensation Table
In the table below, we show the changes in the balance of the NEOs nonqualified deferred compensation plans during the year ended September 30, 2023.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Bruce L. Caswell	276,250	—	921,475	—	6,134,507
David W. Mutryn	—	—	63	—	1,514
Teresa A. Weipert	35,506.30	—	2,221.45	—	37,727.75
Ilene R. Baylinson	—	—	—	—	—
David R. Francis	—	—	—	—	—
1.For Mr. Caswell, Mr. Mutryn, and Ms. Weipert the deferrals were made under the Maximus Deferred Compensation Plan.
Supplemental Discussion of Deferred Compensation Plan
The Maximus Deferred Compensation Plan is a non-tax-qualified, deferred compensation plan offered by the Company to certain highly-compensated employees including the NEOs. A participant may elect to defer receipt of up to 80% of salary, 100% of bonus payments, and any refunds of excess 401(k) Plan contributions. Participants may also defer receipt of all or a portion of their equity awards under the 2021 Omnibus Incentive Plan. Participants choose from investment alternatives which are used to measure the gains or losses that will be attributed to the participant’s deferral account over time. Equity awards are maintained as stock units and distributed only in the form of shares of the Company’s stock. The plan includes a discretionary 50% match by the Company on the first 1% of employee salary deferrals. As required by IRS regulations, deferral elections are made in a year prior to the year in which the compensation is earned. Elections for the distribution of deferrals may be made during employment as an in-service withdrawal, in a lump sum or installments upon termination of employment, or as a lump sum payment in the event of a change in control of the Company. Distribution elections may be changed in accordance with IRS rules. The Company partially funds the plan through variable universal life insurance. Participants in the plan are general creditors of the Company for payment of their deferral accounts. The plan has been amended to comply with Section 409A of the Code.
Retirement Program for Key Executives
In fiscal year 2019, the Compensation and Human Resources Committee adopted a program pertaining to the treatment of equity awards upon the retirement of certain key executives. The participants in the program are the NEOs and the Company's Segment General Managers. An individual must be at least 55 years of age with 10 or more years of service with the Company or at least 60 years of age with five or more years of service to qualify. Provided an individual gives sufficient notice and enters into an enhanced non-competition agreement that extends for two years beyond the last vesting date of any equity awards, the individual's equity awards will continue to vest over their stated terms.

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The following table shows the total pre-tax value of equity awards that would be subject to continued vesting had the person elected to retire under the terms of this program effective September 30, 2023. The value shown would be the amount realized over the remaining vesting period of the equity awards based on the value of the Company's common stock as of September 30, 2023.

Name	Years of Service	Continued Vesting of Equity Awards over Their Stated Terms ($)

Bruce L. Caswell	18	7,691,368
David W. Mutryn(1)	7	—
Teresa A. Weipert(1)	2	−
Ilene R. Baylinson	32	1,309,887
David R. Francis	25	1,150,893
1.Mr. Mutryn and Ms. Weipert were not eligible for the program as of September 30, 2023.
Potential Payments upon Termination
The Compensation and Human Resources Committee has adopted severance guidelines that would apply to executive officers in the event of a layoff or termination of employment for reasons other than cause (and not in connection with a change in control of the Company). The guidelines provide for the following benefits in exchange for a release by the executive of all claims against the Company:
•a severance amount equal to one time (two times in the case of the CEO) an executive’s base salary plus the lesser of his/her target bonus or previous year’s actual bonus
•one year’s worth of executive-level outplacement services
•benefits continuation for one year
•unvested stock options and equity awards shall generally be forfeited; however, the Compensation and Human Resources Committee retains discretion to approve continued or accelerated vesting, with the expectation that such discretion shall be rarely exercised
•executives with written agreements or offer letters that address severance shall be entitled to whatever higher level of compensation and benefits might be set forth in those documents

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The cash payments and (where applicable) continued equity vesting for each of the named executive officers, if his or her employment had been terminated at the end of fiscal year 2023 for reasons other than cause (and not in connection with a change in control of the Company), are reflected in the table below. Each amount reflects the 2023 salary and the lower of the target bonus or previous year’s actual bonus and includes an estimated amount for continued employee benefits and outplacement services, as described above.

	Cash-Based			Equity-Based
Name	Cash Severance ($)	Misc. Benefits ($)(1)	Total Cash-Based ($)	Stock-Based Awards ($)(2)	Total Pre-Tax Benefit ($)

Bruce L. Caswell(3)	2,465,000	165,724	2,630,724	7,691,368	10,322,092
David W. Mutryn	802,301	92,790	895,091		895,091
Teresa A. Weipert	955,064	66,426	1,021,490		1,021,490
Ilene R. Baylinson	685,026	76,429	761,455		761,455
David R. Francis	749,001	99,042	848,043		848,043
1.The miscellaneous benefits amount includes an estimated $50,000 intended for outplacement services. It also includes 12 months’ worth of employee benefits (30 months in the case of Mr. Caswell pursuant to the terms of his employment agreement) which include medical, dental, life insurance, disability, and financial planning benefits made available to an executive (and his or her eligible dependents) prior to termination.
2.An executive may also be entitled to continued vesting of equity awards provided he or she has complied with the terms of the Retirement Program for Key Executives described above.
3.Mr. Caswell's entitlement to compensation upon termination of employment is governed by his Employment Agreement as described above in Supplemental Discussion of Compensation . His equity awards will continue to vest over their stated terms pursuant to that agreement.
Potential Payments upon Change in Control Involving Employment Termination
The Maximus Income Continuity Program provides each executive officer participant with compensation, benefits, and rights if the following events occur:
We terminate the participant’s employment without “cause,” or a participant resigns for “good reason,” within 36 months following a “change in control” (as each of those terms is defined in the program); or the participant’s employment is terminated one year prior to a change in control at the request of a party involved in such change in control, or otherwise in connection with or in anticipation of a change in control.
This program is a “double-trigger” program meaning that there must be both a change in control and a termination of a participant’s employment for any benefits based on salary, bonus, or benefits to be payable under the program. (As described in the next section, RSUs for all employees awarded before 2021 would vest upon a change in control. Beginning in 2021, the double trigger applies to such equity awards. The compensation, benefits, and rights to which a participant would be entitled include the following items:

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•a lump sum cash payment equal to the sum of (i) any unpaid salary through the date of termination, (ii) any bonus earned but unpaid as of the date of termination for any previously completed year, (iii) reimbursement for any unreimbursed expenses incurred prior to the date of termination, and (iv) an amount equal to 200% (300% in the case of the Chief Executive Officer) of base salary and bonus (which is defined as the higher of the individual’s target bonus or the average of the actual bonuses paid over the previous three years)
•the vesting of any unvested stock options, RSUs, PSUs, or similar equity incentives that are outstanding on the date of termination (to the extent that such awards have not vested in connection with a change in control; see the description of terms applicable to RSU awards in the next section below)
•continued eligibility for employee benefits for a period of 24 months (36 months in the case of the Chief Executive Officer) following the date of termination
•a lump sum, payable within ten days following the date of termination, equal to $50,000, which is intended for outplacement and financial planning services
The program also provides for the continuation of indemnification and directors’ and officers’ liability insurance coverage as permitted by law and the potential reimbursement of the participant’s costs and expenses in connection with any legal proceedings relating to the program. The Company does not provide excise tax gross-ups.
The initial term of the program continued until December 31, 2009, with automatic one-year renewals commencing on December 31, 2009, and each December 31 thereafter, unless we notify participants no later than October 31 of a particular year that we will not extend the program. The program nevertheless will remain in effect for not less than three years following a change in control.
The total pre-tax benefit for each of the NEOs is reflected in the table below as if his or her employment had been terminated at the end of fiscal year 2023 following a change in control. Each amount includes an estimate for continued employee benefits and outplacement and financial planning services, as described above.

	Cash-Based			Equity-Based
Name	Cash Severance ($)	Misc. Benefits ($)(1)	Total Cash-Based ($)	Stock-Based Awards ($)	Total Pre-Tax Benefit ($)

Bruce L. Caswell(2)	6,782,499	188,869	6,971,368	7,691,368	14,662,736
David W. Mutryn	1,972,000	135,579	2,107,579	1,633,177	3,740,756
Teresa A. Weipert	2,100,000	82,852	2,182,852	1,166,726	3,349,578
Ilene R. Baylinson	1,802,000	102,858	1,904,858	1,309,887	3,214,745
David R. Francis	1,751,000	148,085	1,899,085	1,150,893	3,049,978
1.The miscellaneous benefits amount includes $50,000 intended for outplacement and financial planning services, but which may be used for any purpose. It also includes 36 months’ worth of employee benefits in the case of the Chief Executive Officer and 24 months’ worth of employee benefits in the case of the other NEOs which include medical, dental, life insurance and disability benefits made available to an executive (and his or her eligible dependents) prior to a change in control.
2.Mr. Caswell's Employment Agreement incorporates the terms of the Company's Income Continuity Program.

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Other Potential Benefits upon Change in Control or Death or Disability of Participant
Under the terms and conditions applicable to stock-based awards granted to Maximus employees prior to fiscal year 2022, unvested stock-based awards vest immediately upon (i) a change in control of the Company (as defined in our 2021 Omnibus Incentive Plan) or (ii) the death or disability of the participant if the participant was employed by the Company at the time of his or her death or disability.
The total pre-tax benefit for each of the NEOs is reflected in the table below as if there were a change in control of the Company (not involving a termination of employment) or the death or disability of the executive at the end of fiscal year 2023.

	Cash-Based	Equity-Based
Name	Cash Severance ($)	Stock-Based Awards ($)(1)	Total Pre-Tax Benefit ($)

Bruce L. Caswell	—	7,691,368	7,597,569
David W. Mutryn	—	1,633,177	1,849,973
Teresa A. Weipert	—	1,166,726	1,168,444
Ilene R. Baylinson	—	1,309,887	1,311,381
David R. Francis	—	1,150,893	1,152,237
1.Note that the amounts in this column are included in the preceding table reflecting Potential Payments upon Change in Control Involving Employment Termination and are not in addition to those amounts.

68	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Equity Compensation Plan Information
The following table sets forth as of September 30, 2023, information with respect to (a) number of securities to be issued upon exercise of outstanding options, warrants, and rights, (b) the weighted average exercise price of outstanding options, warrants, and rights and (c) the number of securities remaining available for future issuance under our 2021 Omnibus Incentive Plan. All shares under the 2021 Omnibus Incentive Plan may be issued in the form of restricted stock, performance shares, stock appreciation rights, stock units, or other stock-based awards.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans/arrangements approved by the shareholders	767,176	—	2,333,002
Equity compensation plans/arrangements not approved by the shareholders	—	—	—
Total	767,176	—	2,333,002
Compensation and Human Resources Committee Interlocks and Insider Participation
In fiscal year 2023, the members of our Compensation and Human Resources Committee were John J. Haley (Chair), Anne K. Altman, Raymond B. Ruddy and Michael J. Warren. All members of the Compensation and Human Resources Committee are independent directors, were independent directors and none were employees or officers of the company during fiscal year 2023. Mr. Ruddy is the only director, on the Compensation and Human Resources Committee, who was a former executive officer, last serving in that capacity in 2001. None of the Compensation and Human Resources Committee currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation and Human Resources Committee.

MAXIMUS 2024 PROXY STATEMENT	69

Pay Versus Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” to our CEO, or Principal Executive Officer ("PEO"), and our other named executive officers ("Non-PEO NEOs") and certain financial performance measures for the fiscal years ended on September 30, 2023, September 30, 2022 and September 30, 2021. For further information on the Company’s pay-for-performance philosophy and how executive compensation aligns with Company performance, refer to the above section entitled “Compensation Discussion & Analysis” (“CD&A”).

			Avg. Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Avg. Compensation Actually Paid to Non-PEO NEOs(1)(3) ($)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2) ($)			Total Shareholder Return (4) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income ($, in millions)	Adjusted EPS (5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	7,349,940	9,425,799	1,836,998	2,177,700	114	171	161.8	3.83
2022	6,286,385	808,795	1,525,980	510,074	87	148	203.8	4.37
2021	7,906,006	10,682,785	2,136,923	2,779,404	123	144	291.2	5.19
1.The PEO and non-PEO NEOs for each year were:

	2021	2022	2023

PEO	Bruce Caswell	Bruce Caswell	Bruce Caswell
NEO	Richard Nadeau	Richard Nadeau	David Mutryn
NEO	Ilene Baylinson	David Mutryn	Ilene Baylinson
NEO	Thomas Romeo	Teresa Weipert	Teresa Weipert
NEO	David Francis	David Francis	David Francis
NEO	Michelle Link

70	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PAY VERSUS PERFORMANCE
2.Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO as set forth below:

	PEO 1
Calculation of Compensation Actually Paid	2021 ($)	2022 ($)	2023 ($)

SCT Total	$7,906,006	$6,286,385	$7,349,940
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(4,665,684)	(4,682,108)	(5,588,751)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	4,842,102	2,434,342	5,286,872
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	872,205	(2,870,631)	485,215
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	891,076	442,908	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	622,272	(1,005,974)	1,720,919
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
+ Value of Dividends Earned on Stock Awards in the Covered Fiscal Year, Prior to Vesting	214,808	203,873	171,605
Compensation Actually Paid	10,682,785	808,795	9,425,799
3.Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the non-PEO NEOs as set forth below.

	NEO
Calculation of Compensation Actually Paid	2021 ($)	2022 ($)	2023 ($)

SCT Total	$2,136,923	$1,525,980	$1,836,998
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(974,192)	(873,847)	(966,320)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	951,823	438,208	819,159
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	227,172	(522,597)	91,284
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	212,134	127,589	144,262
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	172,366	(227,356)	223,476
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
+ Value of Dividends Earned on Stock Awards in the Covered Fiscal Year, Prior to Vesting	53,178	42,098	28,841
Compensation Actually Paid	2,779,404	510,074	2,177,700
4.Reflects the cumulative TSR of the Company and the for the year ended September 30, 2020, the two years ended September 30th, 2021, and the three years ended September 30th, 2022, assuming a $100 investment at the closing price of September 30th, 2019 and

MAXIMUS 2024 PROXY STATEMENT	71

PAY VERSUS PERFORMANCE	Table of Contents
the reinvestment of all dividends. The Peer Group TSR represents TSR of the Company's peer group using the same peer group included in the Company's stock performance graph in Item 5 of the Annual Report on Form 10-K for fiscal year 2023. The peer group was composed of Booz Allen Hamilton Holding Corp., CACI International Inc., Conduent, Inc., ICF International, Inc., Leidos Inc., and Science Applications International Corporation (SAIC).
5.The Company selected measure is Adjusted EPS. Adjusted EPS is defined as diluted earnings per share excluding the effect of the amortization of intangible assets and divestiture-related charges. A GAAP to Non-GAAP reconciliation for fiscal year 2022 and 2023 is included in Item 7 of the Annual Report on Form 10-K for fiscal year 2023 and for fiscal year 2021 the GAAP to Non-GAAP reconciliation is included in Item 7 of the Annual Report on Form 10-K for fiscal year 2022.

72	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PAY VERSUS PERFORMANCE
Relationship Between Pay Versus Performance Measures and Compensation Actually Paid Descriptions
The charts below display the relationship between CAP to our PEO and the average of CAP to our other NEOs for the Company's cumulative TSR, the Peer Group TSR, Net Income, and Adjusted EPS over the three-year period from fiscal years 2021 through 2023.

MAXIMUS 2024 PROXY STATEMENT	73

PAY VERSUS PERFORMANCE	Table of Contents
Tabular List of Financial Performance Measures
The Company’s Compensation and Human Resources Committee believes in a holistic evaluation of our NEOs’ and the Company’s performance and uses a mix of performance measures throughout our annual focal and long-term incentive compensation programs to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important used to link the “compensation actually paid” to our NEOs’ for fiscal 2023 compensation to the Company’s performance are listed in the table below, each of which is described in more detail in the section entitled CD&A above.

Financial Performance Measures

Adjusted EPS
Adjusted Net Operating Income
New Work Contracts
Revenue

74	MAXIMUS 2024 PROXY STATEMENT

Certain Relationships and Related Person Transactions
Our Audit Committee is responsible for reviewing and approving related person transactions, as defined in applicable rules promulgated by the SEC. Officers and directors are required to bring any potential related person transaction to Company legal counsel. In addition, Company legal counsel conducts annual and quarterly surveys of the Board of Directors and senior management of the Company to ensure the Company maintains a current list of potential related persons. Company legal counsel would present any actual or proposed transactions with related persons to the Audit Committee for its review and approval.
Ilene Baylinson is one of our named executive officers. Ms. Baylinson’s brothers, Peter Baylinson and Evan Baylinson , are long-time employees of Maximus whose employment with the Company predates Ms. Baylinson’s designation as a named executive officer for fiscal year 2023. Peter Baylinson’s and Evan Baylinson’s total compensation was approximately $194,000 and $193,000, respectively. These compensation arrangements are consistent with those made available to other employees of Maximus with similar years of experience and positions within the Company. Peter Baylinson and Evan Baylinson each also participate in Company benefit plans available to all other employees in similar positions.

MAXIMUS 2024 PROXY STATEMENT	75

Proposal Three
Advisory Vote to Approve the Compensation of the Named Executive Officers
We are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement. We are including this proposal as required under Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to vote on our executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the proxy statement for this meeting.”
While the results of the vote are non-binding and advisory in nature, the Board and the Compensation and Human Resources Committee intends to carefully consider the results of this vote when making future executive compensation decisions for the Company’s named executive officers.
Discussion
We believe that our compensation policies and procedures, which are reviewed and approved by the Compensation and Human Resources Committee, encourage a culture of pay for performance and are closely aligned with the long-term interests of the Company and its shareholders. Maximus has been successful in attracting and retaining highly-qualified executives who helped the Company deliver record revenues in fiscal year 2023.
The Compensation and Human Resources Committee evaluates the Company’s compensation practices regularly to ensure that those practices are both responsible and properly aligned with the long-term interests of our owners. Those practices include:
•substantial emphasis on performance-based incentive compensation — 88% of the target compensation of Mr. Caswell and at least 66% of the target compensation of the other named executive officers is variable, at-risk compensation
•no guarantees of salary increases, bonuses, or equity awards
•modest executive benefits and perquisites
•no repricing of stock options without mandatory shareholder consent
•cash-based payments under the Income Continuity Program based on a double trigger (i.e., a change in control coupled with a termination of employment) and no tax gross-up
•equity ownership requirements for directors and executive officers
•anti-hedging and anti-pledging policies applicable to all directors, officers, and employees

MAXIMUS 2024 PROXY STATEMENT	77

PROPOSAL THREE	Table of Contents
•clawback policy applicable to executive officers for incentive payments and equity-based awards
•reasonable burn rate for equity awards
•overall compensation in line with that of comparable companies.
We currently conduct the “Say-on-Pay” on an annual basis. We expect the next such “Say-on-Pay” vote will be held at the 2025 Annual Meeting of Shareholders. The number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal, voted in person or by proxy at the Annual Meeting, for adoption of Proposal No. 3. If you sign and return your proxy card, the proxy holders will vote “for” Proposal No. 3 unless you mark your proxy card otherwise.

The Board of Directors recommends that the shareholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the compensation discussion and analysis, the compensation tables and any related material contained in this proxy statement.

78	MAXIMUS 2024 PROXY STATEMENT

Proposal Four
Shareholder Proposal Regarding Commission of a Third Party Assessment on Company's Commitment to Freedom of Association and Collective Bargaining Rights
The SOC Investment Group, 1900 L Street NW, Suite 900, Washington, DC 20036, holder of 45 shares of our common stock, acting as a lead filer has submitted the following resolution for consideration at our 2024 Annual Meeting. Co-filer on the shareholder proposal is the Service Employees International Union Pension Plans Master Trust, 1800 Massachusetts Ave. NW, Suite 301, Washington, DC 20036, holder of 1,743 shares of our common stock.
Resolved: Shareholders urge the Board of Directors to commission and oversee an independent, third-party assessment of Maximus's adherence, above and beyond legal compliance, to its stated commitment to workers' freedom of association and collective bargaining rights as contained in the United Nations Guiding Principles on Business and Human Rights, the International Labour Organization's Declaration on Fundamental Principles and Rights at Work, and as explicitly referenced in the company's Human Rights Principles. The assessment should address management non-interference when employees exercise their right to form or join a trade union, as well as any steps to remedy any practices inconsistent with Maximus's stated commitments. The assessment, prepared at reasonable cost and omitting legally privileged, confidential, proprietary information, should be publicly disclosed on the website.
Supporting Statement: Maximus states in its Human Rights Principles that "Respecting human rights means more than simply following particular rules or laws. Being aware of and considering human rights means making a shared commitment to hold each other accountable to the highest standards of business conduct." We agree, and further note that Maximus specifically identifies Freedom of Association as a subject toward which it recognizes its responsibilities. Nevertheless, over the past three years, Maximus employees have repeatedly alleged violations of these principles, including retaliation and discrimination against union supporters1, compelling employees to attend meetings during which supervisors urged them to reject the union, implying to workers that joining a union would be futile2, disciplining an employee for participating in a strike3, calling the police on striking employees4, coercively questioning an employee about their union support and threatening that their workplace would be closed if employees chose to unionize5, offering special benefits to non-striking employees that were denied to employees participating in a strike6, and discharging employees for participating in union activities7. These cases are pending before the National Labor Relations Board. Additionally, in 2021 Maximus settled a complaint issued by NLRB Region 15, which had found merit in the employees' allegations that Maximus was employing illegal tactics - including discriminatory denials of access to the workplace for union-supporting employees and calling the police on employees and union organizers handing out leaflets in a parking lot8.
1 15-CA-292735
2 15-CA-301668
3 05-CA-301812
4 05-CA-301212
5 15-CA-305277
6 15-CA-306438
7 15-CA-318724
8 15-CA-240635, 15-CA-258452

80	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROPOSAL FOUR
We believe these repeated allegations of unlawful behavior, which encompass multiple call centers across four states, reveal a potential misalignment between Maximus's public commitments and its reported conduct. Such misalignment creates reputational, legal, and operational risks that may negatively impact the company's long-term value.
Maximus acknowledges that its human rights policy "means more than simply following particular rules or laws," and that operating as a company genuinely committed to upholding human rights requires "a shared commitment to hold each other accountable to the highest standards of business conduct." It is time for the Board to fulfill its part of this commitment, and take the steps necessary to hold management and each other "accountable to the highest standards of business conduct."

MAXIMUS 2024 PROXY STATEMENT	81

PROPOSAL FOUR	Table of Contents
Recommendation of the Board of Directors on Proposal 4
The Maximus Board considered the shareholder’s proposal and, for the reasons outlined below, believes that the proposal is not in the best interest of the Company and its shareholders.

•We support workers’ rights and comply with labor and employment laws, including workers' rights to form or join a labor union. Driven by our strong governance structure, and as part of our commitment to human rights and transparent business practices, Maximus has already begun the process to perform an independent, third-party audit regarding compliance with our freedom of association policies. The audit results will be made public upon completion, which is expected in the third quarter of fiscal year 2024. Considering that Maximus has already commenced an audit, it is unnecessary for shareholders to vote for a second audit, which would be redundant and a waste of company resources.
•We maintain an active and ongoing dialogue with our employees and endeavor to address their concerns. Our positive annual employee engagement scores demonstrate that we are doing so and making investments that matter most to employees.
•We have increased median wages in the U.S. by more than 5% in each of the last two fiscal years. We have also provided nearly $32 million in enhanced benefits to our employees over the same period. An additional $6 million of investment in our benefit programs are planned for fiscal year 2024.
•The proponent of the shareholder proposal cites Unfair Labor Practice (“ULP”) charges to suggest that Maximus does not comply with its legal obligations or support employee rights. We believe that this is misleading. The proponent neglects to mention that these occurred over many years, more than half have been resolved, and Maximus has never been found to have violated federal labor law. The remaining ULP charges will be investigated in due course by the National Labor Relations Board and Maximus is confident that they too will be closed without any findings that Maximus violated the law.

Our Human Rights Principles reflect our commitment to supporting workers’ rights. Maximus stands by our clear commitment to respect and support human rights as stipulated in our Human Rights Principles1. We adhere to applicable labor laws, including those related to freedom of association, in each of our locations and respect international human rights principles aimed at promoting and protecting workers’ rights generally, including the United Nations Global Compact, the United Nations Guiding Principles on Business and Human Rights, and the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work. Further, we expect subcontractors and consultants to comply with our Human Rights Principles. We flow-down to our subcontractors contractual requirements pertaining to compliance with applicable labor laws, including those related to freedom of association.
We maintain robust Standards of Business Conduct and Ethics2, which apply to all Maximus directors, officers, employees and consultants. We stand by our unwavering commitment to conduct business operations with integrity and the highest ethical principles, without being complicit in human rights abuses. All regular part-time and full-time employees, as well as temporary agency workers, are provided mandatory compliance and ethics training on an annual basis. We maintain channels for our employees to express grievances and report violations of our code of business conduct and ethics and our human rights principles, including an independent third-party confidential ethics hotline. Maximus is committed to non-retaliation and non-retribution for employees who make reports of ethics or compliance concerns, issues, and observations. Our Audit Committee of the Board of Directors oversees
1 Available at https://maximus.com/sites/default/files/documents/MAXIMUS_Human-Rights-Statement_2020.pdf
2 Available at https://investor.maximus.com/governance/governance-documents

82	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	PROPOSAL FOUR
ethics and compliance issues and receives regular reports on the hotline activity and the status of any related investigations.
Maximus complies with applicable labor laws including those concerning human rights and working conditions. The Board strongly disagrees with the description of our workers’ rights practice referenced in the proponent’s supporting statement, which we believe is misleading and does not reflect our strong commitment to business ethics and compliance with applicable law. Over the past five years, only 20 Unfair Labor Practices have been filed against Maximus. Of these 20 charges, more than half have been resolved and Maximus has never been found to have violated federal labor law. The remaining ULP charges will be investigated in due course by the National Labor Relations Board and Maximus is confident that they too will be closed with no finding that Maximus violated the law.
Since 2018, a union has engaged with employees at several of our large U.S. contact centers. The union has not received sufficient interest from Maximus employees to support a demand for recognition or to demand a representation election, despite our respect for our employees’ right to form or join a labor union, which is evidenced through good relationships with our organized employees in both the U.K. and Australia.
Driven by our strong governance structure, Maximus launched an independent, third-party audit regarding compliance with our freedom of association policies in the U.S. As part of our commitment to human rights and transparent business practices, and prior to our engagement with the proponent in October 2023, Maximus already began the process to perform an independent, third-party audit regarding compliance with our freedom of association policies. At the time of this filing, the scope of the audit is focused on our U.S. operations where 87% of our revenue is earned and 82% of our employees reside. The audit results will be made public upon completion, which is expected in the third quarter of fiscal year 2024. Considering that Maximus has already commenced the audit, there is no need for shareholders to vote for a second audit, which would be redundant and impose unnecessary cost.
We have increased median wages by 5% in each of the last two fiscal years and provided nearly $32 million in enhanced benefits to our employees over the same period, which is only one of many ways Maximus has responded to employee feedback and enhanced our employees’ experience. We have improved employee competitive pay by increasing median wages for hourly employees by more than 5% in each of the last two fiscal years. Further, over the same two-year period, Maximus has enhanced our benefits by more than $32 million, $22 million of which has been devoted to reducing out-of-pocket health care expenses for our employees and their families. Benefit enhancements planned for fiscal year 2024 include further reduction to the deductible for thousands of our U.S. employees and increased ease of access to healthcare for all U.S. based participants of our health plans.
We maintain open and extensive engagement with our employees while making continuous improvements. We conduct an anonymous global employee engagement survey each year, in addition to quarterly “pulse checks.” This ongoing feedback helps us to better understand how our employees feel about their experience working at Maximus, as well as highlight any potential areas of opportunity where we can make improvements. In 2023, 76% of employees responded to the survey. 84% of those respondents affirm that they intend to stay with the Company for at least the next 12 months. 76% of the respondents agree that they feel motivated and proud to work at Maximus, leadership has taken action to build and actively encourage a diverse and inclusive work environment and company culture fosters a supportive work environment that encourages professional growth. The annual employee engagement scores demonstrate that we are listening to our employees and making investments that matter.

MAXIMUS 2024 PROXY STATEMENT	83

PROPOSAL FOUR	Table of Contents
Maximus fosters an inclusive work environment and continues to be recognized for its diversity, equity, and inclusion initiatives. As outlined in our 2023 Diversity, Equity and Inclusion Report3, we recognize that our DE&I efforts are vital to the strength of our culture and ability to execute our business strategy. Our efforts have been recognized at the national level, including our inclusion to Forbes’ 2023 list of America’s Best Employers for Diversity4, where we rank #13. Additionally, Maximus is proud to be recognized as a VETS Indexes 4 Star Employer in 2023, and named a Top Veteran Employer by Military.com, achieving the #16 spot in their 2024 rankings. The two awards recognize our commitment to supporting veterans and military-connected individuals.

X
The Board of Directors recommends that the shareholders vote “AGAINST” this proposal to commission a third party assessment on company's commitment to freedom of association and collective bargaining rights

3 Available at https://maximus.com/DEI
4 Available at https://www.forbes.com/lists/best-employers-diversity/?sh=7e5f33b96468

84	MAXIMUS 2024 PROXY STATEMENT

Our Shareholders - Security Ownership
The following tables show the number of shares of our common stock beneficially owned as of January 12, 2024 (unless otherwise indicated), by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors and director nominees, (iii) the named executive officers and (iv) all of our current directors and executive officers as a group. Unless set forth in the tables below, the address of each beneficial owner is c/o Maximus, 1600 Tysons Boulevard, McLean, Virginia 22102.
The number of shares shown in the table below as beneficially owned by each holder is based upon the rules of the SEC. Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power, as well as shares which the person has the right to acquire within 60 days by exercising any stock option or other right and shares underlying restricted stock units that will vest within 60 days. Accordingly, this table includes shares that each person has the right to acquire on or before March 12, 2024. Unless otherwise indicated, to the best of our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares listed in the table. By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.
To compute the percentage ownership of any shareholder or group of shareholders in the following tables, the total number of shares deemed outstanding consists of 61,031,447 shares that were outstanding on January 12, 2024 rather than the percentages set forth in the shareholders’ filings with the SEC.

MAXIMUS 2024 PROXY STATEMENT	85

OUR SHAREHOLDERS - SECURITY OWNERSHIP	Table of Contents
Security Ownership of Certain Beneficial Owners
The following table shows the number of shares of our common stock beneficially owned by the only persons known by us to own more than five percent of our outstanding shares of common stock as of January 12, 2024 (unless otherwise indicated):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	7,127,987	11.7%
FMR, LLC(2) 245 Summer St. Boston, Massachusetts 02210	6,904,412	11.3%
Victory Capital Management Inc.(3) 4900 Tiedeman Road, 4th Floor Brooklyn, Ohio 44144	6,734,741	11.0%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,214,223	10.2%
1.According to a Schedule 13G/A filed with the SEC on January 26, 2023, BlackRock, Inc. reported that through BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Shweiz AG, BlackRock Investment Management LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd, it beneficially owned 7,127,987 shares of common stock.
2.According to a Schedule 13G/A filed with the SEC on May 10, 2023, FMR LLC reported that it beneficially owned 6,904,412 shares of common stock.
3.According to a Schedule 13G/A filed with the SEC on January 12, 2023, Victory Capital Management Inc. reported that it had sole dispositive power over 6,734,741 shares of common stock and sole voting power with respect to 6,615,012 shares of common stock.
4.According to a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group reported that it had sole dispositive power over 6,053,057 shares of common stock, shared dispositive power over 161,166 shares of common stock, sole voting power with respect to 0 shares of common stock and shared voting power with respect to 100,594 shares of common stock.

86	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	OUR SHAREHOLDERS - SECURITY OWNERSHIP
Security Ownership of Management
The following table shows the number of shares of our common stock beneficially owned by our directors and director nominees, the named executive officers and all of our current directors and executive officers as a group as of January 12, 2024 (unless otherwise indicated).

Directors and Director Nominees	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Anne K. Altman	23,519	*
Bruce L. Caswell	245,784	*
John J. Haley	120,175	*
Jan D. Madsen	10,917	*
Richard A. Montoni	70,000	*
Gayathri Rajan	15,783	*
Raymond B. Ruddy	305,067	*
Michael J. Warren	9,145	*
Named Executive Officers (except Directors)

Ilene R. Baylinson	9,715	*
David R. Francis	7,007	*
David W. Mutryn	13,124	*
Teresa A. Weipert	3,348	*
All directors and executive officers as a group (13 persons)	834,346	1.4%
*Percentage is less than 1% of all outstanding shares of common stock.
1.Certain non-employee directors have elected to defer receipt of RSUs for tax purposes over periods varying from one year until termination of their Board service. Therefore, the amounts also include the following deferred/unvested RSUs that will vest within 60 days or could vest within 60 days in the event a non-employee director’s service on the Board of Directors terminated: Haley 10,121, Madsen 10,917, Ruddy 196,037, Warren 7,135, and all directors and executive officers as a group 224,210.

MAXIMUS 2024 PROXY STATEMENT	87

OUR SHAREHOLDERS - SECURITY OWNERSHIP	Table of Contents
Delinquent Section 16(a) Reports
Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Exchange Act, to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations that no other reports were required, we believe that during our 2023 fiscal year, our directors, executive officers, and ten percent beneficial owners timely filed all applicable Section 16(a) reports except for the following: A Form 4 for Ms. Rajan was filed on January 12, 2024 to report shares acquired by dividend reinvestment on February 28, 2023, March 31, 2023 and November 30, 2023.

88	MAXIMUS 2024 PROXY STATEMENT

General Information About Voting
This year’s Annual Meeting will be a completely virtual meeting conducted via live webcast. If you were a shareholder as of the record date, you will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting virtualshareholdermeeting.com/MMS2023. You will also be able to vote your shares electronically at the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials.
The meeting webcast will begin at 11:00 Eastern Time on March 12, 2024. Online access will begin at 10:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time. We will also make the Annual Meeting accessible to anyone who is interested by visiting the same link at virtualshareholdermeeting.com/MMS2024. Non-shareholder guests will not be permitted to vote or submit questions at the Annual Meeting.
Submitting Questions at the Annual Meeting
You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our executive leadership team and our Chair of the Board will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all shareholders, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at virtualshareholdermeeting.com/MMS2024.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call:
+1 800-586-1548 (toll-free)
+1 303-562-9288 (international)
Who can vote. You will be entitled to vote your shares of Maximus common stock at the Annual Meeting if you were a shareholder of record at the close of business on January 12, 2024. As of that date, 61,031,447 shares of common stock were outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote on each item voted on at the meeting for each share of common stock that you held on January 12, 2024.
How to vote your shares. You may vote your shares either by voting online at the Annual Meeting or by voting by proxy. If you choose to vote by proxy, you may vote your shares in any of the following ways:
•By Internet. You may vote online by accessing proxyvote.com and following the on-screen instructions. Have your Notice or proxy card available when you vote. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.
•By Telephone. You may vote by calling toll free 1-800-690-6903 and following the instructions. You will need the control number included on the Notice or on your proxy card, as applicable. Have your Notice or proxy card available when you vote. If you vote by telephone, you do not need to return a proxy card.

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GENERAL INFORMATION ABOUT VOTING	Table of Contents
•By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating, and mailing the proxy card in the envelope provided.
•At the Annual Meeting. If you are a shareholder of record, you may vote online at the Annual Meeting. You will need the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials.
Online and telephone voting are available through 11:59 p.m. Eastern Time on March 11, 2024.
If you vote by proxy, the named proxies (David Mutryn, Dominic A. Corley, and John T. Martinez) will vote your shares as you have instructed. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, the proxies will vote your shares on each proposal as recommended by the Board of Directors contained in this proxy statement. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, it could result in a “broker non-vote.” For more information, see “Abstentions and broker non-votes” below.
Quorum. A quorum of shareholders is required in order to transact business at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum. Abstentions and broker non-votes are counted in determining whether a quorum is present at the meeting.
Number of votes required. The number of votes required to approve each of the proposals scheduled to be presented at the Annual Meeting is as follows:

Proposal		Required Vote

1	Election of Directors	For each nominee, a majority of the votes cast are “for” such nominee.
2	Ratification of the Audit Committee’s selection of independent registered accounting firm	The number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal.
3	Advisory vote to approve named executive officer compensation	The number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal.
4	A shareholder proposal regarding the commission of a third party assessment on the Company's commitment to freedom of association and collective bargaining rights	The number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal.
Shares held through a bank, broker, or other nominee. If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker, or nominee will vote those shares in accordance with your instructions. To instruct your bank, broker, or nominee how to vote, you should follow the information provided to you by such entity. Without instructions from you, a bank, broker, or nominee will be permitted to exercise its own voting discretion with respect to so-called “routine matters” but will not be permitted to exercise voting discretion with respect to non-routine matters, as described below. We urge you to provide your bank, broker, or nominee with appropriate voting instructions so that all your shares may be voted at the meeting.

90	MAXIMUS 2024 PROXY STATEMENT

Table of Contents	GENERAL INFORMATION ABOUT VOTING
Abstentions and broker non-votes. A broker non-vote occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority on a particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.” Brokers have discretionary voting authority on proposal 2, but not on proposals 1, 3 and 4. Therefore, there may be broker non-votes on Proposals 1, 3 and 4. Abstentions and broker non-votes will not count as votes cast with respect to the proposals listed above. Therefore, abstentions and broker non-votes, if any, will have no effect on the outcome of these matters at the Annual Meeting.
Discretionary voting by proxies on other matters. Aside from the proposals listed above, we do not know of any other proposal that may be presented at the 2024 Annual Meeting of Shareholders. However, if another matter is properly presented at the meeting, the persons named as proxies (David Mutryn, Dominic A. Corley, and John T. Martinez) will exercise their discretion in voting on the matter.
How you may revoke your proxy. You may revoke your proxy at any time before the named proxies exercise it at the Annual Meeting by substituting a subsequent vote using any of the methods described in “How to vote your shares” above or by timely delivering a written notice of revocation to our Corporate Secretary that is dated later than the date of your proxy.
Expenses of solicitation. We will bear all costs of soliciting proxies. We will request that brokers, custodians, and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their out-of-pocket expenses. In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone and/or personal interviews.
Shareholders sharing the same surname and address. In some cases, shareholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report, proxy statement or Notice mailed to you, please call or write us at our corporate headquarters, 1600 Tysons Boulevard, McLean, Virginia 22102, Attn: Vice President of Investor Relations, telephone: (800) 368-2152. If you want to receive separate copies of the proxy statement, annual report to shareholders or Notice in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.
The Company has engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $30,000 in total.

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Shareholder Proposals and Director Nominations For Our 2025 Annual Meeting of Shareholders
Generally, our bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting of shareholders to give written notice to the Chair of the Board, the Chief Executive Officer, or the Corporate Secretary not earlier than the close of business on November 14, 2024, the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting, and not later than December 14, 2024, the close of business on the ninetieth (90th) day prior to, the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. A shareholder notice of business to be brought before an annual meeting or of director nominations at an annual meeting must contain the information specified in our bylaws.
In addition, if we do not receive your proposal for presentation at the 2025 Annual Meeting of Shareholders within the timeframe stated above, then the named proxies will be permitted to use their discretionary voting authority for such proposal, without having advised shareholders of the proposal in the proxy statement for the 2025 Annual Meeting of Shareholders.
Any proposal you intend to present at the 2025 Annual Meeting of Shareholders in accordance with Rule 14a-8 under the Exchange Act must be received by Maximus at our principal office at 1600 Tysons Boulevard, McLean, Virginia 22102, Attention: Corporate Secretary, not later than September 26, 2024 if you wish to have it included in the proxy statement and form of proxy for that meeting.

92	MAXIMUS 2024 PROXY STATEMENT

Other Materials
Our 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended September 30, 2023, as filed with the SEC on November 16, 2023, is being made available to you on the Internet along with this proxy statement on or about January 24, 2024.
Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for the year ended September 30, 2023. If the person making the request was not a shareholder of record on January 12, 2023, then the request must include a good faith representation that the requestor was a beneficial owner of our common stock as of the close of business on such date. Requests should be directed to the Vice President of Investor Relations, Maximus, 1600 Tysons Boulevard, McLean, Virginia 22102.
By Order of the Board of Directors,
/s/ John T. Martinez
John T. Martinez
Chief Legal Officer and Corporate Secretary
January 24, 2024

MAXIMUS 2024 PROXY STATEMENT	93

maximus

Maximus, Inc.
1600 TYSONS BOULEVARD, SUITE 1400
MCLEAN, VA 22102
ATTN: JOHN T. MARTINEZ

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MMS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27437-P00462

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAXIMUS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors:

Nominees:	**For**	**Against**	**Abstain**
1a. Anne K. Altman	☐	☐	☐
1b. Bruce L. Caswell	☐	☐	☐
1c. John J. Haley	☐	☐	☐
1d. Jan D. Madsen	☐	☐	☐
1e. Richard A. Montoni	☐	☐	☐
1f. Gayathri Rajan	☐	☐	☐
1g. Raymond B. Ruddy	☐	☐	☐
1h. Michael J. Warren	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young LLP as our independent public accountants for our 2024 fiscal year.	☐	☐	☐
3. Advisory vote to approve the compensation of the named executive officers.	☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 4.	**For**	**Against**	**Abstain**
4. Shareholder proposal regarding the commission of a third party assessment on the Company's commitment to freedom of association and collective bargaining rights.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

maximus

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V27438-P00462

Maximus, Inc.
Annual Meeting of Shareholders
March 12, 2024 at 11:00 AM (Eastern Time)
This proxy is solicited by the Board of Directors

The shareholder hereby appoints David Mutryn, Dominic A. Corley and John T. Martinez, and each of them acting singly, as the attorneys and proxies of the shareholder, with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on this ballot, all of the shares of capital stock of Maximus, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held on March 12, 2024, and at all adjournments or postponements thereof, hereby revoking any proxy heretofore given with respect to such shares.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side